Exhibit 4.1

TRIUMPH GROUP, INC.
as Issuer
and
THE GUARANTORS PARTY HERETO

6.250% SENIOR SECURED NOTES DUE 2024

INDENTURE
DATED AS OF SEPTEMBER 23, 2019

U.S. BANK NATIONAL ASSOCIATION
as Trustee and Second Lien Collateral Agent

	SECTION 4.4.	Compliance Certificate	65
	SECTION 4.5.	Taxes	66
	SECTION 4.6.	Stay, Extension and Usury Laws	66
	SECTION 4.7.	Limitation on Restricted Payments	66
	SECTION 4.8.	Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries	70
	SECTION 4.9.	Limitation on Incurrence of Debt	72
	SECTION 4.10.	Limitation on Asset Sales	73
	SECTION 4.11.	Limitation on Transactions with Affiliates	76
	SECTION 4.12.	Limitation on Liens	77
	SECTION 4.13.	Limitation on Sale and Leaseback Transactions	78
	SECTION 4.14.	Offer to Purchase upon Change of Control	78
	SECTION 4.15.	Corporate Existence	79
	SECTION 4.16.	Business Activities	79
	SECTION 4.17.	Additional Note Guarantees	79
	SECTION 4.18.	Limitation on Creation of Unrestricted Subsidiaries	80
	SECTION 4.19.	Maintenance of Properties; Insurance; Books and Records	81
	SECTION 4.20.	Payments for Consent	82
	SECTION 4.21.	Suspension of Covenants	82

ARTICLE V	SUCESSORS		84

	SECTION 5.1.	Consolidation, Merger, Conveyance, Transfer or Lease	84
	SECTION 5.2.	Successor Person Substituted	86

ARTICLE VI	DEFAULTS AND REMEDIES		57

	SECTION 6.1.	Events of Default	86
	SECTION 6.2.	Acceleration	88
	SECTION 6.3.	Other Remedies	89
	SECTION 6.4.	Waiver of Past Defaults	90
	SECTION 6.5.	Control by Majority	90
	SECTION 6.6.	Limitation on Suits	90
	SECTION 6.7.	Rights of Holders of Notes to Receive Payment	91
	SECTION 6.8.	Collection Suit by Trustee	91
	SECTION 6.9.	Trustee May File Proofs of Claim	91
	SECTION 6.10.	Priorities	92
	SECTION 6.11.	Undertaking for Costs	92

ARTICLE VII	TRUSTEE		93

	SECTION 7.1.	Duties of Trustee	93
	SECTION 7.2.	Rights of Trustee	94
	SECTION 7.3.	Individual Rights of Trustee	95
	SECTION 7.4.	Trustee’s Disclaimer	96

EXHIBITS

Exhibit A	FORM OF 6.250% SENIOR SECURED NOTES

Exhibit B-1	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A

Exhibit B-2	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS TO RULE IAIs

Exhibit C	FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH TRANSFERS PURSUANT TO REGULATION S

This Indenture, dated as of September 23, 2019, is by and among Triumph Group, Inc., a Delaware corporation (the “Company” or the “Issuer”), the Guarantors (as defined herein), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”) and as collateral agent (the “Second Lien Collateral Agent”).
Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the holders of (i) the Issuer’s 6.250% Senior Secured Notes due 2024 issued on the date hereof that contain the restrictive legend in Exhibit A (the “Initial Notes”) and (ii) Additional Notes (as defined below) issued from time to time (and together with the Initial Notes, the “Notes”).
ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.1. Definitions.
“Acquired Debt” means Debt (1) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary or (2) assumed in connection with the acquisition of assets from such Person. Acquired Debt shall be deemed to have been Incurred, with respect to clause (1) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary and, with respect to clause (2) of the preceding sentence, on the date of consummation of such acquisition of assets.
“Additional Notes” means Notes (other than the Initial Notes) issued from time to time pursuant to Article II hereof and otherwise in compliance with the provisions of this Indenture.
“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings that correspond to the foregoing. For purposes of SECTION 4.11, any Person directly or indirectly owning 15% or more of the outstanding Capital Interests of the Company will be deemed an Affiliate.
“Agent” means any Registrar, Paying Agent (so long as Trustee serves in such capacity) or co-registrar.
“Applicable Premium” means, with respect to any Note on any applicable redemption date, the greater of:
(1)1% of the then outstanding principal amount of such Note; and

(2)the excess of:
(a)    the present value at such redemption date of (i) the Redemption Price of such Note at September 15, 2020 (such Redemption Price being set forth in the table appearing in SECTION 3.7(ii)) plus (ii) all required interest payments due on such Note through September 15, 2020 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over
(b)    the then outstanding principal amount of such Note.
“Asset Acquisition” means:
(a)    an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary, or shall be merged with or into the Company or any Restricted Subsidiary; or
(b)    the acquisition by the Company or any Restricted Subsidiary of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business and consistent with past practices.
“Asset Sale” means any transfer, conveyance, sale, lease or other disposition (including, without limitation, dispositions pursuant to any consolidation or merger) by the Company or any of its Restricted Subsidiaries to any Person (other than to the Company or one or more of its Restricted Subsidiaries) in any single transaction or series of transactions of:
(i)Capital Interests in another Person (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals pursuant to local law); or
(ii)any other property or assets (other than in the normal course of business, including, as applicable, inventory sales and any sale or other disposition of obsolete or permanently retired equipment);
provided, however, that the term “Asset Sale” shall exclude:
(a)any asset disposition permitted by SECTION 5.1 that constitutes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole;
(b)any transfer, conveyance, sale, lease or other disposition of property or assets, the gross proceeds of which (exclusive of indemnities) do not exceed in any one or related series of transactions $10.0 million;
(c)sales or other dispositions of cash or Eligible Cash Equivalents;

(d)sales of interests in Unrestricted Subsidiaries;
(e)the sale and leaseback of any assets within 90 days of the acquisition thereof;
(f)the disposition of assets that, in the good faith judgment of the Company, are no longer used or useful in the business of such entity;
(g)a Restricted Payment or Permitted Investment that is otherwise permitted by this Indenture;
(h)any trade-in of equipment in exchange for other equipment; provided that in the good faith judgment of the Company, the Company or such Restricted Subsidiary receives equipment having a fair market value equal to or greater than the equipment being traded in;
(i)the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets between the Company or any of its Restricted Subsidiaries and another Person to the extent that the Related Business Assets received by the Company or its Restricted Subsidiaries are of equivalent or better market value than the Related Business Assets transferred;
(j)the creation of a Lien (but not the sale or other disposition of the property subject to such Lien);
(k)leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries and otherwise in accordance with the provisions of this Indenture;
(l)any disposition by a Subsidiary to the Company or by the Company or a Subsidiary to a Restricted Subsidiary; provided that in the case of a disposition of Collateral, the transferee shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral disposed of to the transferee, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions;
(m)dispositions of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business and consistent with past practice, including, without limitation, those under the Supply Chain Financing Arrangements;

(n)licensing or sublicensing of intellectual property or other general intangibles in accordance with industry practice in the ordinary course of business;
(o)any transfer of accounts receivable, or a fractional undivided interest therein, by a Receivable Subsidiary in a Qualified Receivables Transaction;
(p)sales of accounts receivable to a Receivable Subsidiary pursuant to a Qualified Receivables Transaction for the Fair Market Value thereof, including cash in an amount at least equal to 75% of the Fair Market Value thereof (for the purposes of this clause (p), Purchase Money Notes will be deemed to be cash); or
(q)foreclosures on assets to the extent it would not otherwise result in a Default or Event of Default.
For purposes of this definition, any series of related transactions that, if effected as a single transaction, would constitute an Asset Sale, shall be deemed to be a single Asset Sale effected when the last such transaction which is a part thereof is effected.
“Asset Sale Offer” means an Offer to Purchase required to be made by the Company pursuant to SECTION 4.10 to all Holders.
“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been or may be extended).
“Average Life” means, as of any date of determination, with respect to any Debt, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from the date of determination to the dates of each successive scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such Debt multiplied by (y) the amount of such principal payment by (ii) the sum of all such principal payments.
“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person,” as such term is used in Section 13(d)(3) of the Exchange Act, such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means (i) with respect to the Company or any Restricted Subsidiary, its board of directors or any duly authorized committee thereof; (ii) with respect to a corporation, the board of directors of such corporation or any duly authorized committee thereof; and (iii) with respect to any other entity, the board of directors or similar body of the general partner or managers of such entity or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Restricted Subsidiary to have been duly adopted by the Board of Directors, unless the context specifically requires that such resolution be adopted by a majority of the disinterested directors, in which case by a majority of such disinterested directors, and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” means any day other than a Legal Holiday.
“Capital Interests” in any Person means any and all shares, interests (including Preferred Interests), participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than Debt securities convertible into an equity interest), warrants or options to acquire an equity interest in such Person.
“Capital Lease Obligations” means any obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of Debt represented by such obligation shall be the capitalized amount of such obligations determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Certificated Notes” means Notes that are in the form of Exhibit A attached hereto, other than the Global Notes.
“Clearstream” means Clearstream Banking, Société Anonyme, or any successor securities clearing agency.
“Change of Control” means:
(1)the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), that is or becomes the ultimate “beneficial owner” (as such term is used in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the Voting Interests in the Company,

(2)so long as any Existing Notes are outstanding, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by the Board of Directors or whose nomination for election by the equityholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Company’s Board of Directors then in office, or
(3)the Company sells, conveys, transfers or leases (either in one transaction or a series of related transactions) all or substantially all of its assets to a Person other than a Restricted Subsidiary of the Company.
“Commission” means the Securities and Exchange Commission and any successor thereto.
“Collateral” means the First Lien Collateral and the Second Lien Collateral.
“Common Interests” of any Person means Capital Interests in such Person that do not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Capital Interests of any other class in such Person.
“Company” or “Issuer” has the meaning set forth in the preamble hereto until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the Successor Entity.
“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:
(i)    the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:
(a)Consolidated Net Income;
(b)Consolidated Non-cash Charges;
(c)Consolidated Interest Expense to the extent the same was deducted in computing Consolidated Net Income;
(d)Consolidated Income Tax Expense; and
(e)any expenses or charges related to any equity offering, Permitted Investment, recapitalization or Debt Incurrence permitted to be made under this Indenture (whether or not successful) or related to this offering of the Notes;
(ii)    less the amount of extraordinary, non-recurring or unusual gains.

“Consolidated Debt” means, as of the date of determination, the aggregate principal amount of all Debt (other than Hedging Obligations) of the Company and its Restricted Subsidiaries, on a consolidated basis.
“Consolidated Fixed Charge Coverage Ratio” means, with respect to any Person, the ratio of the aggregate amount of Consolidated Cash Flow Available for Fixed Charges of such Person for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (such four full fiscal quarter period being referred to herein as the “Four-Quarter Period”) to the aggregate amount of Consolidated Fixed Charges of such Person for the Four-Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, “Consolidated Cash Flow Available for Fixed Charges” and “Consolidated Fixed Charges” shall be calculated after giving effect, on a pro forma basis for the period of such calculation, to any Asset Sales or other dispositions or Asset Acquisitions, investments, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) and designations of any Restricted Subsidiary to be an Unrestricted Subsidiary or any Unrestricted Subsidiary to be a Restricted Subsidiary occurring during the Four-Quarter Period or any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence or assumption of any such Acquired Debt), investment, merger, consolidation, disposed operation or designation occurred on the first day of the Four-Quarter Period. For purposes of this definition, pro forma calculations shall be made in accordance with Article 11 of Regulation S-X promulgated under the Securities Act.
If the Debt which is the subject of a determination of the Consolidated Fixed Charge Coverage Ratio is Acquired Debt, or Debt Incurred in connection with the simultaneous acquisition of any Person, business, property or assets, or Debt of an Unrestricted Subsidiary being designated as a Restricted Subsidiary, then such ratio shall be determined by giving effect (on a pro forma basis, as if the transaction had occurred at the beginning of the Four-Quarter Period) to (x) the Incurrence of such Acquired Debt or such other Debt by the Company or any of its Restricted Subsidiaries and (y) the inclusion, in Consolidated Cash Flow Available for Fixed Charges, of the Consolidated Cash Flow Available for Fixed Charges of the acquired Person, business, property or assets or redesignated Subsidiary.
Furthermore, in calculating “Consolidated Fixed Charges” for purposes of determining the denominator (but not the numerator) of this “Consolidated Fixed Charge Coverage Ratio”:
(a)    interest on outstanding Debt determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Debt in effect (taking into account any Hedging Obligations or Swap Contract applicable to such Debt) on the Transaction Date; and
(b)    if interest on any Debt actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect (taking into account any Hedging Obligations applicable to such Debt) on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period.
If such Person or any of its Restricted Subsidiaries directly or indirectly Guarantees Debt of a third Person, the above clause shall give effect to the incurrence of such Guaranteed Debt as if such Person or such Subsidiary had directly incurred or otherwise assumed such Guaranteed Debt.
“Consolidated Fixed Charges” means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period of:
(a)    Consolidated Interest Expense; and
(b)    the product of (i) all dividends and other distributions paid or accrued during such period in respect of Redeemable Capital Interests of such Person and its Restricted Subsidiaries (other than dividends paid in Qualified Capital Interests), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal.
“Consolidated Income Tax Expense” means, with respect to any Person for any period, the provision for federal, state, local and foreign income taxes of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP paid or accrued during such period, including any penalties and interest related to such taxes or arising from any tax examinations, to the extent the same were deducted in computing Consolidated Net Income.
“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
(i)    the total interest expense of such Person and its Restricted Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation:
(a)    any amortization of Debt discount;
(b)    the net cost under any Hedging Obligation or Swap Contract in respect of interest rate protection (including any amortization of discounts);
(c)    the interest portion of any deferred payment obligation;
(d)    all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptances, financing activities or similar activities; and
(e)    all accrued interest;

(ii)    the interest component of Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period determined on a consolidated basis in accordance with GAAP; and
(iii)all capitalized interest of such Person and its Restricted Subsidiaries for such period;
less interest income of such Person and its Restricted Subsidiaries for such period; provided, however, that Consolidated Interest Expense will exclude (I) the amortization or write-off of debt issuance costs and deferred financing fees, commissions, fees and expenses and (II) any expensing of interim loan commitment and other financing fees.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:
(A)the net income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary thereof;
(B)the net income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its equity holders;
(C)the net income of any Person acquired during the specified period for any period prior to the date of such acquisition shall be excluded;
(D)gains or losses on Asset Sales shall be excluded;
(E)the cumulative effect of a change in accounting principles shall be excluded; and
(F)notwithstanding clause (A) above, (x) the net income (but not loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries and (y) the net income (or loss) attributable to any discontinued operations shall be excluded.
“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization (including amortization of goodwill, other intangibles, deferred financing fees, debt issuance costs, commissions, fees and expenses) and non-cash charges and non-cash expenses of such Person and its Restricted Subsidiaries, including, without limitation, non-cash charges and non-cash expenses related to stock-based compensation, asset impairments or writedowns, reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such reserve for cash charges for any future period).
“Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in SECTION 12.2 hereof or such other address as to which the Trustee may give notice to the Company.
“Credit Agreement” means collectively, the Company’s Third Amended and Restated Credit Agreement, dated as of November 19, 2013, as amended, by and among the Company, the co-borrowers and the guarantors named therein and PNC Bank, National Association, as administrative agent, and the other agents and lenders named therein, providing for revolving credit borrowings, including all related notes, letters of credit, collateral documents, Guarantees, and any other related agreements and instruments executed and delivered in connection therewith, in each case as further amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) or (xiv) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional borrowers or guarantors thereunder, in each case with respect to such agreements or any successor or replacement agreements and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.
“Credit Facilities” means (i) the Credit Agreement, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Debt under such agreements or any successor or replacement agreement or agreements or increasing the amount loaned or issued thereunder or altering the maturity thereof, (ii) any Qualified Receivables Transaction and (iii) whether or not the agreements referred to in clauses (i) and (ii) remain outstanding, one or more debt facilities, commercial paper facilities or Debt Issuances with banks, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing providing for revolving credit loans, term loans, notes, bonds, indentures, debentures, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Debt or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto.
“Debt” means at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, or non-recourse, the following: (i) all indebtedness of such Person for money borrowed or for the deferred purchase price of property, excluding any trade payables or other current liabilities incurred in the normal course of business; (ii) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (iii) all reimbursement obligations of such Person with respect to letters of credit, bankers’ acceptances or similar facilities (excluding obligations in respect of letters of credit or bankers’ acceptances issued in respect of trade payables) issued for the account of such Person; provided that such obligations shall not constitute Debt except to the extent drawn and not repaid within five (5) Business Days; (iv) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property or assets acquired by such Person; (v) all Capital Lease Obligations of such Person; (vi) the maximum fixed redemption or repurchase price of Redeemable Capital Interests in such Person at the time of determination; (vii) the liquidation amount or liquidation preference of any Preferred Interests issued by a Restricted Subsidiary that is not a Subsidiary Guarantor; (viii) any Swap Contracts and Hedging Obligations of such Person at the time of determination; (ix) Attributable Debt with respect to any Sale and Leaseback Transaction to which such Person is a party; and (x) all obligations of the types referred to in clauses (i) through (ix) of this definition of another Person, the payment of which, in either case, (A) such Person has Guaranteed or (B) is secured by (or the holder of such Debt or the recipient of such dividends or other distributions has an existing right, whether contingent or otherwise, to be secured by) any Lien upon the property or other assets of such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of the foregoing: (a) the maximum fixed repurchase price of any Redeemable Capital Interests that do not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Interests as if such Redeemable Capital Interests were repurchased on any date on which Debt shall be required to be determined pursuant to this Indenture; provided, however, that, if such Redeemable Capital Interests are not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Capital Interests; (b) the amount outstanding at any time of any Debt issued with original issue discount is the principal amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with GAAP, but such Debt shall be deemed Incurred only as of the date of original issuance thereof; (c) the amount of any Debt described in clause (viii) is the net amount payable (after giving effect to permitted set-off) if such Swap Contracts or Hedging Obligations are terminated at that time due to default of such Person; (d) the amount of any Debt described in clause (x)(A) above shall be the maximum liability under any such Guarantee; (e) the amount of any Debt described in clause (x)(B) above shall be the lesser of (I) the maximum amount of the obligations so secured and (II) the Fair Market Value of such property or other assets; (f) interest, fees, premium, and expenses and additional payments, if any, will not constitute Debt; and (g) to the extent not otherwise included in this definition, the Receivables Transaction Amount outstanding relating to any Qualified Receivables Transaction shall be deemed to constitute Debt and, in any Qualified Receivables

Transaction structured as a transfer of accounts receivable and related assets, such Debt shall be deemed to constitute Debt of the originator of such accounts receivable and related assets.
The amount of Debt of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, only upon the occurrence of the contingency giving rise to the obligations, of any contingent obligations at such date; provided, however, that in the case of Debt sold at a discount, the amount of such Debt at any time will be the accreted value thereof at such time.
“Debt Issuances” means, with respect to the Company or any Subsidiary Guarantor, one or more issuances after the Issue Date of Debt evidenced by notes, debentures, bonds or other similar securities or instruments.
“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in SECTION 2.3 hereof as the Depositary with respect to the Notes, until a successor shall have been appointed and become such pursuant to SECTION 2.6 hereof, and, thereafter, “Depositary” shall mean or include such successor.
“Distribution Compliance Period,” with respect to any Note, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Note is first offered to persons other than distributors (as defined in Regulation S) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the date of issuance with respect to such Note or any predecessor of such Note.
“DTC” means The Depository Trust Company.
“Eligible Bank” means a bank or trust company (i) that is organized and existing under the laws of the United States of America or Canada, or any state, territory, province or possession thereof, (ii) that, as of the time of the making or acquisition of an Investment in such bank or trust company, has combined capital and surplus in excess of $500.0 million and (iii) the senior Debt of which is rated at least “A-2” by Moody’s or at least “A” by S&P.
“Eligible Cash Equivalents” means any of the following Investments: (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) maturing not more than one year after the date of acquisition; (ii) time deposits in and certificates of deposit of any Eligible Bank, provided that such Investments have a maturity date not more than two years after date of acquisition and that the Average Life of all such Investments is one year or less from the respective dates of acquisition; (iii) repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (i) above entered into with any Eligible Bank; (iv) direct obligations issued by any state of the United States or any political subdivision or public instrumentality thereof, provided that such Investments mature, or are subject to tender at the option of the holder thereof, within 365 days after the date of acquisition and, at the time of acquisition, have a rating of at least A from S&P or A-2 from Moody’s (or an equivalent rating by any other nationally recognized rating agency); (v) commercial paper of any Person other than an Affiliate of the Company and other than structured investment vehicles, provided that such Investments have one of the two highest ratings obtainable from either S&P or Moody’s and mature within 180 days after the date of acquisition; (vi) overnight and demand deposits in and bankers’ acceptances of any Eligible Bank and demand deposits in any bank or trust company to the extent insured by the Federal Deposit Insurance Corporation against the Bank Insurance Fund; (vii) money market funds substantially all of the assets of which comprise Investments of the types described in clauses (i) through (vi); and (viii) instruments equivalent to those referred to in clauses (i) through (vi) above or funds equivalent to those referred to in clause (vii) above denominated in Euros or any other foreign currency comparable in credit quality and tender to those referred to in such clauses and customarily used by corporations for cash management purposes in jurisdictions outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction, all as determined in good faith by the Company.“Euroclear” means Euroclear Bank S.A./N.Y., as operator of Euroclear systems Clearance System or any successor securities clearing agency.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Property” shall have the meaning assigned to such term in the Security Agreement.
“Existing Notes” means the Existing 2022 Senior Notes and the Existing 2025 Senior Notes.
“Existing 2022 Senior Notes” means the $300.0 million aggregate principal amount of the Company’s 5.250% Senior Notes due 2022.
“Existing 2025 Senior Notes” means the $500.0 million aggregate principal amount of the Company’s 7.750% Senior Notes due 2025.
“Existing Receivables Facility” means the receivables purchase agreement dated as of August 7, 2008, as amended from time to time, among Triumph Receivables, LLC, as seller, the Company, as servicer, the various purchaser groups from time to time party thereto, and PNC Bank, National Association as administrator, together with all related notes, letters of credit, collateral documents, Guarantees, and any other related agreements and instruments executed and delivered in connection therewith (including without limitation the purchase and sale agreement dated August 7, 2008, as amended from time to time, among the Company, individually and as servicer, Triumph Receivables, LLC and the other Subsidiaries party thereto), in each case as further amended, modified, supplemented, restated, refinanced, refunded or replaced in whole or in part from time to time including by or pursuant to any agreement or instrument that extends the maturity of any Debt thereunder, or increases the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under clause (i) or (xiv) of the definition of the term “Permitted Debt”), or adds Subsidiaries of the Company as additional sellers, originators, borrowers or guarantors thereunder, in each case with respect to such agreement or any successor or replacement agreement and whether by the same or any other agent, lender, group of lenders, purchasers or debt holders.
“Expiration Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Fair Market Value” means, with respect to the consideration received or paid in any transaction or series of transactions, the fair market value thereof as determined in good faith by the Company.
“First Lien Collateral” means any collateral or other assets with respect to which a Lien is granted or purported to be granted pursuant to any First Lien Documents or any Security Documents, as applicable, as security for any First Lien Obligations.
“First Lien Collateral Agent” means the agent from time to time under the Credit Agreement and Intercreditor Agreement who has authority to act for the holders of related First Lien Obligations.
“First Lien Documents” shall mean, collectively, the Credit Agreement, the Guarantee and Collateral Agreement and all agreements, documents and instruments at any time executed and/ or delivered by the Company or any Guarantor or any other Person to, with or in favor of any First Lien Secured Party in connection therewith or related thereto, as all of the foregoing now exist or may hereafter be amended, modified, supplemented, restated, refinanced, replaced or restructured (in whole or in part and including any agreements with, to or in favor of any other lender or group of lenders that at any time refinances or succeeds to all or any portion of the First Lien Obligations on the terms set forth in the Intercreditor Agreement).
“First Lien Lenders” shall mean, collectively, any Person party to the First Lien Documents as a lender (and including any other Person that at any time refinances, replaces or succeeds to all or any portion of the First Lien Obligations or is otherwise party to the First Lien Documents).
“First Lien Obligations” means all obligations under the Credit Agreement and any other obligations which are secured by a Lien ranking in parity with the obligations under the Credit Agreement or would have ranked pari passu if the obligations under the Credit Agreement were outstanding.
“First Lien Secured Debt” means, without duplication, (i) any Debt of the Company and its Restricted Subsidiaries that constitutes First Lien Obligations and (ii) any Debt of a Restricted Subsidiary that is not a Guarantor Incurred pursuant to the first paragraph of SECTION 4.9.
“First Lien Secured Debt Cap” means, as of any date of determination, an amount of First Lien Secured Debt (including the outstanding Receivables Transaction Amount relating to Qualified Receivables Transactions) equal to the greatest principal amount of First Lien Secured Debt that could have been Incurred on such date so long as the Company's First Lien Secured Leverage Ratio for its most recently ended Four Quarter Period would not have been in excess of 2.5 to 1.0.

“First Lien Secured Leverage Ratio” means, as of any date of determination (the "Determination Date"), the ratio of (a) the aggregate principal amount of First Lien Secured Debt of the Company and its Restricted Subsidiaries on the Determination Date (excluding any Hedging Obligations or Swap Contracts, in each case, not entered into for speculative purposes but including the outstanding Receivables Transaction Amount relating to Qualified Receivables Transactions) to (b) Consolidated Cash Flow Available for Fixed Charges for the most recently ended Four Quarter Period for which internal financial statements are available prior to the Determination Date (the "Reference Period"). For purposes of making the computation referred to above, the First Lien Secured Leverage Ratio shall be calculated, if applicable, on a pro forma basis in respect of clauses (a) and (b) thereof as are appropriate and consistent with the pro forma adjustments set forth in the definition of Consolidated Fixed Charge Coverage Ratio.
“First Lien Secured Parties” means (a) with respect to the Credit Agreement, collectively, the First Lien Collateral Agent, the lenders thereunder and their Affiliates, any supplemental First Lien Collateral Agent and each co-agent or sub-agent appointed by any such First Lien Collateral Agent from time to time and (b) with respect to any other First Lien Document, all lenders, holders or agents thereunder to which any First Lien Obligations are owing.
“Four-Quarter Period” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“GAAP” means generally accepted accounting principles in the United States, consistently applied, as set forth in (i) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (ii) statements and pronouncements of the Financial Accounting Standards Board, and (iii) such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as they are in effect as of the Issue Date.
“Global Note Legend” means the legend identified as such in SECTION 2.6(e)(ii) hereto.
“Global Notes” means the Notes in global form and registered in the name of the Depositary or its nominee that are in the form of Exhibit A attached hereto.
“Guarantee” means, as applied to any Debt of another Person, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the normal course of business), direct or indirect, in any manner, of any part or all of such Debt, (ii) any direct or indirect obligation, contingent or otherwise, of a Person guaranteeing or having the effect of guaranteeing the Debt of any other Person in any manner and (iii) an agreement of a Person, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment (or payment of damages in the event of non-payment) of all or any part of such Debt of another Person (and “Guaranteed” and “Guaranteeing” shall have meanings that correspond to the foregoing).
“Guarantee and Collateral Agreement” means that certain Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 19, 2013, as amended, by and among the Company, certain of the Company's Subsidiaries named therein and PNC Bank,

National Association, as administrative agent and as collateral agent for the other secured parties identified therein.
“Guarantor” means any Person that Guarantees the Notes in accordance with the provisions of this Indenture and their respective successors and assigns.
“Hedging Obligations” of any Person means the obligations of such Person pursuant to any interest rate agreement, currency agreement or commodity agreement entered into in the ordinary course of the Company’s business.
“Holder” means a Person in whose name a Note is registered in the Note Register.
“IAI” means an institution that is an “accredited investor” as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and is not a QIB.
“Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person; provided, however, that a change in GAAP or an interpretation thereunder that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an Incurrence of such Debt. Debt otherwise Incurred by a Person before it becomes a Subsidiary of the Company shall be deemed to be Incurred at the time at which such Person becomes a Subsidiary of the Company. “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings that correspond to the foregoing. A Guarantee by the Company or a Restricted Subsidiary of Debt Incurred by the Company or a Restricted Subsidiary, as applicable, shall not be a separate Incurrence of Debt. In addition, the following shall not be deemed a separate Incurrence of Debt:
(1)amortization of Debt discount or accretion of principal with respect to a non-interest-bearing or other discount security;
(2)the payment of regularly scheduled interest in the form of additional Debt of the same instrument or the payment of regularly scheduled dividends on Capital Interests in the form of additional Capital Interests of the same class and with the same terms;
(3)the obligation to pay a premium in respect of Debt arising in connection with the issuance of a notice of redemption or making of a mandatory offer to purchase such Debt; and
(4)unrealized losses or charges in respect of Hedging Obligations and Swap Contracts, in each case, not entered into for speculative purposes.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Initial Purchasers” means J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Citizens Capital Markets, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC,

Barclays Capital Inc., Fifth Third Securities, Inc. and Santander Investment Securities Inc., each party to the purchase agreement entered into in connection with the sale of the Notes dated September 9, 2019.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the Issue Date, by and among the Company, the Guarantors, the Second Lien Collateral Agent, on behalf of itself and the Holders of the Notes, the First Lien Collateral Agent, for itself and the secured parties under the Credit Agreement.
“Investment” by any Person means any direct or indirect loan, advance (or other extension of credit) or capital contribution to (by means of any transfer of cash or other property or assets to another Person or any other payments for property or services for the account or use of another Person) another Person, including, without limitation, the following: (i) the purchase or acquisition of any Capital Interest or other evidence of beneficial ownership in another Person; (ii) the purchase, acquisition or Guarantee of the Debt of another Person; and (iii) the purchase or acquisition of the business or assets of another Person substantially as an entirety but shall exclude: (a) accounts receivable and other extensions of trade credit in accordance with the Company’s customary practices; (b) the acquisition of property and assets from suppliers and other vendors in the normal course of business; and (c) prepaid expenses and workers’ compensation, utility, lease and similar deposits, in the normal course of business.
“Investment Grade Rating” designates a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such ratings by S&P or Moody’s. In the event that the Company shall select any other Rating Agency as provided under the definition of the term “Rating Agencies,” the equivalent of such ratings by such Rating Agency shall be used.
“Issue Date” means September 23, 2019, the date of original issuance of the Notes.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York, the city in which the principal Corporate Trust Office of the Trustee is located or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date in a place of payment is a Legal Holiday, payment shall be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.
“Lien” means, with respect to any property or other asset, any mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, security interest, lien (statutory or otherwise), charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or other asset (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Cash Proceeds” means, with respect to Asset Sales of any Person, cash and Eligible Cash Equivalents received, net of: (i) all reasonable out-of-pocket costs and expenses of such Person incurred in connection with such a sale, including, without limitation, all legal, accounting, title and recording tax expenses, commissions and other fees and expenses incurred and all federal, state, foreign and local taxes arising in connection with such an Asset Sale that are paid or required to be accrued as a liability under GAAP by such Person; (ii) all payments made by such Person on any Debt that is secured by such properties or other assets in accordance with the terms of any Lien upon or with respect to such properties or other assets or that must, by the terms of such Lien or such Debt or in order to obtain a necessary consent to such transaction or by applicable law, be repaid to any other Person (other than the Company or a Restricted Subsidiary thereof) in connection with such Asset Sale; and (iii) all contractually required distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person as a result of such transaction; provided, however, that: (a) in the event that any consideration for an Asset Sale (which would otherwise constitute Net Cash Proceeds) is required by (I) contract to be held in escrow pending determination of whether a purchase price adjustment will be made or (II) GAAP to be reserved against other liabilities in connection with such Asset Sale, such consideration (or any portion thereof) shall become Net Cash Proceeds only at such time as it is released to such Person from escrow or otherwise; and (b) any non-cash consideration received in connection with any transaction, which is subsequently converted to cash, shall become Net Cash Proceeds only at such time as it is so converted.
“Non-Recourse Receivable Subsidiary Indebtedness” has the meaning set forth in the definition of “Receivable Subsidiary” and shall, for the avoidance of doubt, include Debt under the Existing Receivables Facility.
“Note Custodian” means the Trustee when serving as custodian for the Depositary with respect to the Global Notes, or any successor entity thereto.
“Note Guarantee” means the Guarantee of each Guarantor of the Notes.
“Notes” has the meaning set forth in the preamble to this Indenture.
“Obligations” means, with respect to any Debt, any principal, premium, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and Guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing such Debt.
“Offer” has the meaning set forth in the definition of “Offer to Purchase.”
“Offer to Purchase” means a written offer (the “Offer”) sent by the Company electronically or by first class mail, postage prepaid, to each Holder at his address appearing in the Note Register on the date of the Offer, offering to purchase up to the aggregate principal amount of Notes set forth in such Offer at the purchase price set forth in such Offer (as determined pursuant to this Indenture). Unless otherwise required by applicable law, the offer shall specify an expiration date (the “Expiration Date”) of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of mailing of such Offer and a settlement date (the “Purchase Date”) for purchase of Notes within five (5) Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer shall also state:
(1)    the Section of this Indenture pursuant to which the Offer to Purchase is being made;
(2)    the Expiration Date and the Purchase Date;
(3)    the aggregate principal amount of the outstanding Notes offered to be purchased pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to Indenture covenants requiring the Offer to Purchase) (the “Purchase Amount”);
(4)    the purchase price to be paid by the Company for each Note accepted for payment (as specified pursuant to this Indenture) (the “Purchase Price”);
(5)that the Holder may tender all or any portion of the Notes registered in the name of such Holder and that any portion of a Note tendered must be tendered in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof);
(6)the place or places where Notes are to be surrendered for tender pursuant to the Offer to Purchase, if applicable;
(7)that, unless the Company defaults in making such purchase, any Note accepted for purchase pursuant to the Offer to Purchase will cease to accrue interest on and after the Purchase Date, but that any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue interest at the same rate;
(8)that, on the Purchase Date, the Purchase Price will become due and payable upon each Note accepted for payment pursuant to the Offer to Purchase;
(9)that each Holder electing to tender a Note pursuant to the Offer to Purchase will be required to surrender such Note or cause such Note to be surrendered at the place or places set forth in the Offer prior to the close of business on the Expiration

Date (such Note being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing);
(10)that Holders will be entitled to withdraw all or any portion of Notes tendered if the Company (or its paying agent) receives, not later than the close of business on the Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount of the Notes the Holder tendered, the certificate number of the Note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender;
(11)that that if less than all of such holder’s Notes are tendered for purchase, such Holder will be issued new Notes, such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered and the unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000; and
(12)if applicable, that, in the case of any Holder whose Note is purchased only in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder, in the aggregate principal amount equal to and in exchange for the unpurchased portion of the aggregate principal amount of the Notes so tendered.
“Offering Memorandum” means the offering memorandum of the Company dated September 9, 2019 relating to the offer and sale of the Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company or such Guarantor, as applicable.
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, and which opinion shall be addressed to the Trustee in its capacity as such, and shall comply with any applicable provisions herein. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.
“Pari Passu Debt” means Debt that ranks equally in right of payment to the Notes, in the case of the Company, or the Note Guarantees, in the case of any Guarantor (without giving effect to collateral arrangements).
“Participant” means, with respect to DTC, a Person who has an account with DTC.

“Paying Agent” means any Person authorized by the Issuer to pay the principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance, covenant defeasance or similar payment with respect to, any Notes on behalf of the Issuer.
“Performance Guaranty” means the performance guaranty dated as of August 7, 2008, as amended from time to time, by the Company, as performance guarantor, in favor of PNC Bank, National Association for the benefit of the various purchaser groups pursuant to the Existing Receivables Facility.
“Permitted Additional Pari Passu Secured Obligations” means any Additional Notes issued pursuant to this Indenture or other Debt and that is Pari Passu Debt that is secured by a Lien on the Collateral ranking pari passu with the Lien on the Collateral securing the Notes and the Note Guarantees (and that was permitted to be so secured under each applicable Security Document), in either case as permitted by this Indenture; provided that (i) the representative of such Debt executes a joinder agreement to the Security Agreement and the Intercreditor Agreement, agreeing to be bound thereby and (ii) the Company has designated such Debt as "Second Lien Obligations" under this Indenture, the Security Agreement and the Intercreditor Agreement.
“Permitted Business” means any business similar in nature to any business conducted by the Company and the Restricted Subsidiaries on the Issue Date and any business reasonably ancillary, incidental, complementary or related to, or a reasonable extension, development or expansion of, the business conducted by the Company and the Restricted Subsidiaries on the Issue Date, in each case, as determined in good faith by the Company.
“Permitted Debt” means
(i)    Debt Incurred pursuant to any Credit Facilities in an aggregate principal amount at any one time outstanding not to exceed the greater of (1) $700.0 million and (2) the First Lien Secured Debt Cap; provided that for purposes of determining the amount that may be incurred under clause (i)(2) hereof, all Debt Incurred under this clause (i) shall be deemed to be included in clause (i) of the definition of “First Lien Secured Debt”;
(ii)    Debt under the Notes issued on the Issue Date and contribution, indemnification and reimbursement obligations owed by the Company or any Guarantor to any of the other of them in respect of amounts paid or payable on such Notes;
(iii)    Guarantees of the Notes;
(iv)Debt of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Debt described in clauses (i), (ii) or (iii) above), including without limitation, Debt under the Existing 2022 Senior Notes, the Existing 2025 Senior Notes and the Performance Guaranty under the Existing Receivables Facility;

(v)intercompany Debt between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, provided that if for any reason such Debt ceases to be held by the Company or a Restricted Subsidiary, as applicable, such Debt shall cease to be Permitted Debt under this clause (v) and shall be deemed Incurred as Debt of the Company or a Restricted Subsidiary, as applicable, for purposes of this Indenture;
(vi)Guarantees Incurred by the Company of Debt of a Restricted Subsidiary otherwise permitted to be incurred under this Indenture; provided that such Guarantees are subordinated to the Notes to the same extent as the Debt being Guaranteed if such Debt is a Subordinated Obligation;
(vii)Guarantees by any Restricted Subsidiary of Debt of the Company or any Restricted Subsidiary, including Guarantees by any Restricted Subsidiary of Debt under the Credit Facilities otherwise permitted to be incurred under this Indenture; provided that such Guarantees are subordinated to the Notes to the same extent as the Debt being Guaranteed if such Debt is a Subordinated Obligation;
(viii)Debt incurred in respect of workers’ compensation claims and self-insurance obligations, and, for the avoidance of doubt, indemnity, bid, performance, warranty, release, appeal, surety and similar bonds, letters of credit for operating purposes and completion Guarantees provided or incurred (including Guarantees thereof) by the Company or a Restricted Subsidiary in the ordinary course of business;
(ix)Debt under Swap Contracts and Hedging Obligations, in each case, not entered into for speculative purposes;
(x)Debt of the Company or any Restricted Subsidiary pursuant to Capital Lease Obligations and Purchase Money Debt, provided that the aggregate principal amount of such Debt outstanding at any time may not exceed $150.0 million in the aggregate;
(xi)Debt arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, contribution, earnout, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Interests of a Restricted Subsidiary otherwise permitted under this Indenture;
(xii)the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of Preferred Interests; provided, however, that:
(a)any subsequent issuance or transfer of Capital Interests that results in any such Preferred Interests being held by a Person other than the Company or a Restricted Subsidiary; and

(b)any sale or other transfer of any such Preferred Interests to a Person that is not either the Company or a Restricted Subsidiary;
shall be deemed, in each case, to constitute an issuance of such Preferred Interests by such Restricted Subsidiary that was not permitted by this clause (xii);
(xiii)Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Debt is extinguished within five (5) Business Days of Incurrence;
(xiv)Debt of the Company or any Restricted Subsidiary not otherwise permitted pursuant to this definition, in an aggregate principal amount not to exceed $150.0 million at any time outstanding;
(xv)promissory notes, other than those issued to evidence Debt otherwise permitted hereunder, in an aggregate principal amount not to exceed $6.0 million;
(xvi)Debt arising under the Supply Chain Financing Arrangements;
(xvii)(a) Purchase Money Notes Incurred by any Receivable Subsidiary that is a Restricted Subsidiary in a Qualified Receivables Transaction and (b) Non-Recourse Receivable Subsidiary Indebtedness;
(xviii)Refinancing Debt in respect of Debt Incurred pursuant to the first paragraph of SECTION 4.9 or pursuant to clauses (ii), (iii) or (iv) above;
(xix)Debt which (A) is contemplated by clause (x)(B) of the definition of “Debt” and (B) could be secured with a Lien pursuant to clause (q) of the definition of “Permitted Liens”; and
(xx)Standard Securitization Undertakings.
“Permitted Investments” means:
(a)Investments in existence on the Issue Date;
(b)Investments required pursuant to any agreement or obligation of the Company or a Restricted Subsidiary, in effect on the Issue Date, to make such Investments;
(c)Investments in cash and Eligible Cash Equivalents;
(d)Investments in property and other assets, owned or used by the Company or any Restricted Subsidiary in the normal course of business;

(e)Investments by the Company or any of its Restricted Subsidiaries in the Company or any Restricted Subsidiary;
(f)Investments by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated or wound-up into, the Company or a Restricted Subsidiary;
(g)Swap Contracts and Hedging Obligations, in each case, not entered into for speculative purposes;
(h)receivables owing to the Company or any of its Subsidiaries and advances to suppliers, in each case if created, acquired or made in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;
(i)Investments received in settlement of obligations owed to the Company or any Restricted Subsidiary and as a result of bankruptcy or insolvency proceedings or upon the foreclosure or enforcement of any Lien in favor of the Company or any Restricted Subsidiary;
(j)Investments in joint ventures not in excess of $50.0 million in the aggregate at any one time outstanding;
(k)Investments by the Company or any Restricted Subsidiary not otherwise permitted under this definition, in an aggregate amount not to exceed $150.0 million at any one time outstanding;
(l)loans and advances (including for travel and relocation) to employees in an amount not to exceed $10.0 million in the aggregate at any one time outstanding;
(m)Investments the payment for which consists solely of Capital Interests (excluding Redeemable Capital Interests) of the Company;
(n)any Investment in any Person to the extent such Investment represents the non-cash portion of the consideration received in connection with an Asset Sale consummated in compliance with SECTION 4.10 or any other disposition of property not constituting an Asset Sale; provided that such Investments shall be pledged as Collateral to the extent the assets subject to the Asset Sale constituted Collateral to the extent required under this Indenture and the Security Documents;
(o)payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business and consistent with past practice;
(p)Guarantees by the Company or any Restricted Subsidiary of Debt of the Company or a Restricted Subsidiary (other than a Receivable Subsidiary) otherwise permitted by SECTION 4.9; and
(q)any Investment by the Company or any Restricted Subsidiary in a Receivable Subsidiary or any Investment by a Receivable Subsidiary in any other Person in connection with a Qualified Receivables Transaction, so long as any Investment in a Receivable Subsidiary is in consideration of a Purchase Money Note or an Investment in Capital Interests.
“Permitted Liens” means:
(a)    Liens on the Collateral which secure First Lien Obligations incurred under Credit Facilities incurred pursuant to clause (i) of the definition of “Permitted Debt”;
(b)    Liens in favor of the Company or any Restricted Subsidiary;
(c)    Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of or in connection with such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;
(d)    Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were not incurred in contemplation of or in connection with such acquisition and do not extend to any property other than the property so acquired by the Company or the Restricted Subsidiary;
(e)    Liens existing on the Issue Date (other than Liens securing Debt incurred pursuant to the Credit Agreement and Liens permitted under clause (x));
(f)    pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(g)    Liens imposed by law, including carriers’, warehousemen’s and mechanics’ materialmen’s and repairmen’s Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;
(h)    Liens for taxes, assessments or other governmental charges not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings provided that appropriate reserves required pursuant to GAAP have been made in respect thereof;
(i)    Liens in favor of issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not secure Debt;
(j)    Liens securing Swap Contracts and Hedging Obligations, in each case, not entered into for speculative purposes, so long as the related Debt is, and is permitted to be under this Indenture, secured by a Lien on the same property securing the Hedging Obligations;
(k)    Liens relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution; provided that:
(i)such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board; and
(ii)such deposit account is not established by the Company or any Restricted Subsidiary for the purpose of providing collateral to the depository institution;
(l)    any Lien resulting from the deposit of money or other cash equivalents or other evidence of indebtedness in trust for the purpose of defeasing Debt of the Company or any Restricted Subsidiary; provided that the incurrence of Debt and such defeasance or satisfaction and discharge are not prohibited by this Indenture;
(m)    Liens securing Obligations in respect of Debt (including Capital Lease Obligations and Purchase Money Debt) permitted by clause (x) of the definition of “Permitted Debt” covering only the assets acquired, constructed, improved or developed with, or secured by, such Debt;

(n)    Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10.0 million at any one time outstanding;
(o)    Liens securing Obligations in respect of Debt of Subsidiaries other than Subsidiary Guarantors permitted to be incurred under this Indenture; provided that such Liens attach only to assets of Subsidiaries other than Subsidiary Guarantors; provided, further, that such assets of such Subsidiaries do not constitute Collateral;
(p)    Liens securing Debt permitted by clause (xv) of the definition of “Permitted Debt”;
(q)    Liens on Capital Interests of an Unrestricted Subsidiary that secure Debt or other obligations of such Unrestricted Subsidiary;
(r)Liens securing Obligations in respect of Refinancing Debt; provided that any such Lien covers only the assets that secure the Debt being refinanced; provided, further, that in each case the priority of such Lien securing such Refinancing Debt is equal to or junior to the Lien securing the Debt being extended, replaced, refunded, refinanced, renewed or defeased;
(s)leases, subleases, survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Debt and which do not in the aggregate materially impair the use of such properties in the operation of the business of the Company and its Subsidiaries;
(t)Liens on assets transferred to a Receivable Subsidiary or on assets of a Receivable Subsidiary, in either case incurred in connection with a Qualified Receivables Transaction;
(u)Liens arising under the Supply Chain Financing Arrangements;
(v)Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and the Restricted Subsidiaries in the ordinary course of business;
(w)judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(x)Liens securing the Notes and the Note Guarantees issued on the Issue Date and any obligations owing to the Trustee or the Second Lien Collateral Agent under this Indenture or the Security Documents; and
(y)Liens securing Permitted Additional Pari Passu Secured Obligations in respect of Debt permitted to be incurred pursuant to Section 4.9 (including, without limitation, Debt incurred under one or more Credit Facilities), so long as after giving effect to such incurrence and such Liens the Secured Leverage Ratio of the Company and its Restricted Subsidiaries shall be equal to or less than the Secured Debt Cap.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Preferred Interests,” as applied to the Capital Interests in any Person, means Capital Interests in such Person of any class or classes (however designated) that rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Common Interests in such Person.
“Purchase Amount” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Date” has the meaning set forth in the definition of “Offer to Purchase.”
“Purchase Money Debt” means Debt
(i)    incurred to finance the purchase or construction (including additions and improvements thereto) of any assets (other than Capital Interests) of such Person or any Restricted Subsidiary; and
(ii)    that is secured by a Lien on such assets where the lender’s sole security is to the assets so purchased or constructed; and
in either case that does not exceed 100% of the cost and to the extent the purchase or construction prices for such assets are or should be included in “addition to property, plant or equipment” in accordance with GAAP.
“Purchase Money Note” means a promissory note of a Receivable Subsidiary to the Company or any Restricted Subsidiary, which note must be repaid from cash available to the Receivable Subsidiary, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables. The repayment of a Purchase Money Note may be subordinated to the repayment of other liabilities of the Receivable Subsidiary on terms determined in good faith by the Company to be substantially consistent with market practice in connection with Qualified Receivables Transactions.
“Purchase Price” has the meaning set forth in the definition of “Offer to Purchase.”
“Qualified Capital Interests” in any Person means a class of Capital Interests other than Redeemable Capital Interests.
“Qualified Equity Offering” means (i) an underwritten public equity offering of Qualified Capital Interests pursuant to an effective registration statement under the Securities Act yielding gross proceeds to either of the Company, or any direct or indirect parent company of the Company, of at least $50.0 million or (ii) a private equity offering of Qualified Capital Interests of the Company, or any direct or indirect parent company of the Company other than (x) any such public or private sale to an entity that is an Affiliate of the Company and (y) any public offerings registered on Form S-8; provided that, in the case of an offering or sale by a direct or indirect parent company of the Company, such parent company contributes to the capital of the Company the portion of the Net Cash Proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to SECTION 3.7.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries pursuant to which the Company or such Restricted Subsidiary transfers to (a) a Receivable Subsidiary (in the case of a transfer by the Company or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Receivable Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with an accounts receivable financing transaction; provided such transaction is on market terms as determined in good faith by the Company at the time the Company or such Restricted Subsidiary enters into such transaction. For the avoidance of doubt, on the Issue Date, the Existing Receivables Facility shall qualify as a Qualified Receivables Transaction.
“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available other than as a result of actions by the Company, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company which shall be substituted for Moody’s or S&P or both, as the case may be.
“Receivable Subsidiary” means a Subsidiary of the Company:
(1)that is formed solely for the purpose of, and that engages in no activities other than activities in connection with, financing accounts receivable of the Company and/or its Restricted Subsidiaries;

(2)that is designated by the Board of Directors as a Receivable Subsidiary pursuant to an Officer’s Certificate that is delivered to the Trustee;
(3)that is either (a) a Restricted Subsidiary or (b) an Unrestricted Subsidiary designated in accordance with SECTION 4.18;
(4)no portion of the Debt or any other obligation (contingent or otherwise) of which (a) is at any time Guaranteed by the Company or any Restricted Subsidiary (excluding Guarantees of obligations (other than any Guarantee of Debt) pursuant to Standard Securitization Undertakings), (b) is at any time recourse to or obligates the Company or any Restricted Subsidiary in any way, other than pursuant to Standard Securitization Undertakings, or (c) subjects any asset of the Company or any other Restricted Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings (such Debt, “Non-Recourse Receivable Subsidiary Indebtedness”);
(5)with which neither the Company nor any Restricted Subsidiary has any material contract, agreement, arrangement or understanding other than (a) contracts, agreements, arrangements and understandings entered into in the ordinary course of business on terms no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company in connection with a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Company, (b) fees payable in the ordinary course of business in connection with servicing accounts receivable in connection with such a Qualified Receivables Transaction as determined in good faith by the Board of Directors of the Company and (c) any Purchase Money Note issued by such Receivable Subsidiary to the Company or a Restricted Subsidiary; and
(6)with respect to which neither the Company nor any other Restricted Subsidiary has any obligation (a) to subscribe for additional shares of Capital Interests therein or make any additional capital contribution or similar payment or transfer thereto except in connection with a Qualified Receivables Transaction or (b) to maintain or preserve the solvency or any balance sheet term, financial condition, level of income or results of operations thereof.
For the avoidance of doubt, on the Issue Date, Triumph Receivables, LLC shall qualify as a Receivable Subsidiary.
“Receivables Purchase Agreement” means the receivables purchase agreement among Triumph Aerostructures, LLC, Triumph Aerostructures - Tulsa, LLC, the Company, as servicer, and the Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch, as buyer, entered into as of March 28, 2016.
“Receivables Transaction Amount” means, (a) with respect to any Qualified Receivables Transaction entered into by the Company or a Restricted Subsidiary and structured as a sale of receivables and related assets by the Company or such Restricted Subsidiary rather than a secured loan to the Company or such Restricted Subsidiary, the amount of obligations outstanding under the legal documents entered into as part of such Qualified Receivables Transaction on any date of determination that would be characterized as principal if such Qualified Receivables Transaction were structured as a secured lending transaction rather than as a sale and (b) with respect to any Qualified Receivables Transaction entered into by the Company or a Restricted Subsidiary and structured as a secured loan to the Company or such Restricted Subsidiary, the principal amount of such loan.
“Redeemable Capital Interests” in any Person means any equity security of such Person that by its terms (or by terms of any security into which it is convertible or for which it is exchangeable), or otherwise (including the passage of time or the happening of an event), is required to be redeemed (other than in exchange for Qualified Capital Interests), is redeemable (other than in exchange for Qualified Capital Interests) at the option of the holder thereof in whole or in part (including by operation of a sinking fund), or is convertible or exchangeable for Debt of such Person at the option of the holder thereof, in whole or in part, at any time prior to the Stated Maturity of the Notes; provided that only the portion of such equity security which is required to be redeemed, is so convertible or exchangeable or is so redeemable at the option of the holder thereof before such date will be deemed to be Redeemable Capital Interests. Notwithstanding the preceding sentence, any equity security that would constitute Redeemable Capital Interests solely because the holders of the equity security have the right to require the Company to repurchase such equity security upon the occurrence of a Change of Control or an Asset Sale will not constitute Redeemable Capital Interests if the terms of such equity security provide that the Company may not repurchase or redeem any such equity security pursuant to such provisions unless such repurchase or redemption complies with SECTION 4.7. The amount of Redeemable Capital Interests deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Redeemable Capital Interests or portion thereof, exclusive of accrued dividends.
“Redemption Price,” when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
“Refinancing Debt” means Debt that refunds, refinances, renews, replaces or extends any Debt permitted to be Incurred by the Company or any Restricted Subsidiary pursuant to the terms of this Indenture, whether involving the same or any other lender or creditor or group of lenders or creditors, but only to the extent that
(i)    the Refinancing Debt is subordinated to the Notes or the Note Guarantees, as applicable, to at least the same extent as the Debt being refunded, refinanced or extended, if such Debt was subordinated to the Notes,
(ii)    the Refinancing Debt is scheduled to mature either (a) no earlier than the Debt being refunded, refinanced or extended or (b) at least 91 days after the maturity date of the Notes,

(iii)    the Refinancing Debt has an Average Life at the time such Refinancing Debt is Incurred that is equal to or greater than the Average Life of the Debt being refunded, refinanced, renewed, replaced or extended,
(iv)    such Refinancing Debt is in an aggregate principal amount that is less than or equal to the sum of (a) the aggregate principal or accreted amount (in the case of any Debt issued with original issue discount, as such) then outstanding under the Debt being refunded, refinanced, renewed, replaced or extended, (b) the amount of accrued and unpaid interest, if any, on such Debt being refinanced and any reasonably determined premium necessary to accomplish any such refinancing and (c) the amount of reasonable and customary fees, expenses and costs related to the Incurrence of such Refinancing Debt, and
(v)    such Refinancing Debt is Incurred by the same Person (or its successor) that initially Incurred the Debt being refunded, refinanced, renewed, replaced or extended, except that the Company may Incur Refinancing Debt to refund, refinance, renew, replace or extend Debt of any Restricted Subsidiary of the Company.
“Related Business Assets” means assets (other than cash or Eligible Cash Equivalents) used or useful in a Permitted Business, provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.
“Restricted Global Note” means a Global Note that is a Restricted Note.
“Restricted Note” has the meaning set forth in Rule 144(a)(3) under the Securities Act for the term “restricted securities”; provided, however, that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note. Restricted Notes are required to bear the Restricted Notes Legend.
“Restricted Notes Legend” means the legend identified as such in SECTION 2.6(e)(i) hereto.
“Restricted Payment” is defined to mean any of the following:

(a)any dividend or other distribution declared and paid on the Capital Interests in the Company or on the Capital Interests in any Restricted Subsidiary of the Company that are held by, or declared and paid to, any Person other than the Company or a Restricted Subsidiary of the Company, other than:
(i)dividends, distributions or payments made solely in Qualified Capital Interests in the Company and
(ii)dividends or distributions payable to the Company or a Restricted Subsidiary of the Company or to other holders of Capital Interests of a Restricted Subsidiary on a pro rata basis;
(b)any payment made by the Company or any of its Restricted Subsidiaries to purchase, redeem, acquire or retire any Capital Interests in the Company (including the conversion into, or exchange for, Debt of any Capital Interests) other than any such Capital Interests owned by the Company or any Restricted Subsidiary (other than a payment made solely in Qualified Capital Interests in the Company);
(c)any payment made by the Company or any of its Restricted Subsidiaries (other than a payment made solely in Qualified Capital Interests in the Company) to redeem, repurchase, defease (including an in substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled maturity, scheduled sinking fund or mandatory redemption payment, Debt of the Company or any Guarantor that is subordinate in right of payment to the Notes or Note Guarantees (excluding any Debt owed to the Company or any Restricted Subsidiary); except payments of principal and interest in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, within one year of the due date thereof;
(d)any Investment by the Company or a Restricted Subsidiary in any Person, other than a Permitted Investment; and
(e)any designation of a Restricted Subsidiary as an Unrestricted Subsidiary.
“Restricted Subsidiary” means any Subsidiary that has not been designated as an “Unrestricted Subsidiary” in accordance with this Indenture. For the avoidance of doubt, Triumph Receivables, LLC and Triumph Group Charitable Foundation will be Unrestricted Subsidiaries on the Issue Date.
“S&P” means Standard & Poor’s Ratings Group, Inc., a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement pursuant to which property is sold or transferred by the Company or a Restricted Subsidiary and is thereafter leased back as a capital lease by the Company or a Restricted Subsidiary.
“Second Lien Collateral” means any collateral or other assets with respect to which a Lien is granted or purported to be granted pursuant to this Indenture or any Security Documents, as applicable, as security for any Second Lien Obligations.
“Second Lien Collateral Agent” means (a) U.S. Bank National Association, as the collateral agent for the holders of the Notes and any Permitted Additional Pari Passu Secured Obligations and (b) any successor thereto.
“Second Lien Obligations” means (a) the Notes and the other Obligations of the Company and the Guarantors under the Notes and this Indenture and (b) any Permitted Additional Pari Passu Secured Obligations.
“Second Lien Secured Parties” means (a) with respect to this Indenture, collectively, the Trustee, the Second Lien Collateral Agent and the holders of the Notes from time to time and (b) with respect to any other Second Lien Obligation, all lenders, holders or agents thereunder to which Second Lien Obligations are owing.
“Secured Debt” means, without duplication, (i) any Debt secured by a Lien and (ii) any Debt of a Restricted Subsidiary that is not a Guarantor Incurred pursuant to SECTION 4.9.
“Secured Debt Cap” means, as of any date of determination, an amount of Secured Debt (including the outstanding Receivables Transaction Amount relating to Qualified Receivables Transactions) equal to the greatest principal amount of Secured Debt that could have been Incurred on such date so long as the Company’s Secured Leverage Ratio for its most recently ended Four-Quarter Period would not have been in excess of 3.5 to 1.0.
“Secured Leverage Ratio” means, as of any date of determination (the “Determination Date”), the ratio of (a) the aggregate principal amount of Secured Debt of the Company and its Restricted Subsidiaries on the Determination Date (excluding any Hedging Obligations or Swap Contracts, in each case, not entered into for speculative purposes but including the outstanding Receivables Transaction Amount relating to Qualified Receivables Transactions) to (b) Consolidated Cash Flow Available for Fixed Charges for the most recently ended Four-Quarter Period for which internal financial statements are available prior to the Determination Date. For purposes of making the computation referred to above, the Secured Leverage Ratio shall be calculated, if applicable, on a pro forma basis in respect of clauses (a) and (b) thereof as are appropriate and consistent with the pro forma adjustments set forth in the definition of Consolidated Fixed Charge Coverage Ratio.
“Security Agreement” means the security agreement to be dated as of the Issue Date among the Second Lien Collateral Agent, the Company and the Guarantors granting, among other things, a second priority Lien on the Collateral, subject to Permitted Liens, in favor of the Second Lien Collateral Agent for its benefit and for the benefit of the Trustee and the Holders of the Notes and the holders of any Permitted Additional Pari Passu Secured Obligations, as amended, modified, restated, supplemented or replaced from time to time in accordance with its terms.
“Security Documents” means the Intercreditor Agreement and the agreements pursuant to which security interests in the Collateral are granted to secure the Notes and the Note Guarantees from time to time, including the Security Agreement.
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Securities Act and Exchange Act, but shall not include any Unrestricted Subsidiary.
“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary which are reasonably customary in an accounts receivable securitization transaction as determined in good faith by the Company, including Guarantees by the Company or any Restricted Subsidiary of any of the foregoing obligations of the Company or a Restricted Subsidiary.
“Stated Maturity,” when used with respect to (i) any Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal amount of such Note or such installment of interest is due and payable and (ii) any other Debt or any installment of interest thereon, means the date specified in the instrument governing such Debt as the fixed date on which the principal of such Debt or such installment of interest is due and payable.
“Subordinated Obligations” means any Debt of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or the Note Guarantees pursuant to a written agreement to that effect.
“Subsidiary” means, with respect to any Person, any corporation, limited or general partnership, trust, association or other business entity of which more than 50% of the total voting power of shares of the Voting Interests is at the time owned, directly or indirectly, by:
(1)    such Person;
(2)    such Person and one or more Subsidiaries of such Person; or
(3)    one or more Subsidiaries of such Person.
“Subsidiary Guarantor” means each Subsidiary of the Company that is a Guarantor.
“Successor Entity” means a corporation or other entity that succeeds to and continues the business of Triumph Group, Inc.
“Supply Chain Financing Arrangements” means those certain supply chain financing arrangements pursuant to supplier finance agreements entered into from time to time by the

Company or any of its subsidiaries with certain financial institutions, as purchasers of receivables, in each case on a non-recourse basis.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including, without limitation, any fuel price caps and fuel price collar or floor agreements and similar agreements or arrangements designed to protect against or manage fluctuations in fuel prices and any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“TIA” means the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended, as in effect on the date hereof.
“Transaction Date” has the meaning set forth in the definition of “Consolidated Fixed Charge Coverage Ratio.”
“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two (2) Business Days prior to the date fixed for prepayment (or, if such Statistical Release is no longer published, any publicly available source for similar market data)) most nearly equal to the then remaining term of the Notes to September 15, 2020; provided, however, that if the then remaining term of the Notes to September 15, 2020 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that, if the then remaining term of the Notes to September 15, 2020 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trustee” has the meaning set forth in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and, thereafter, means the successor serving hereunder.

“U.S. Government Obligations” means securities that are (a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depositary receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depositary receipt.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
“Unrestricted Global Note” means a Global Note that is an Unrestricted Note.
“Unrestricted Notes” means one or more Notes that do not and are not required to bear the Restricted Notes Legend.
“Unrestricted Subsidiary” means:
(1)    any Subsidiary designated as such herein or, after the Issue Date, by the Board of Directors pursuant to SECTION 4.18.  in an Officer’s Certificate; and
(2)    any Subsidiary of an Unrestricted Subsidiary.
“Voting Interests” means, with respect to any Person, securities of any class or classes of Capital Interests in such Person entitling the holders thereof generally to vote on the election of members of the Board of Directors or comparable body of such Person.

SECTION 1.2. Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.11
“Agent Members”	2.6
“Change of Control Offer”	4.14
“covenant defeasance”	8.3
“Covenant Suspension Event”	4.21
“defeasance”	8.2
“Discharge”	8.2
“Event of Default”	6.1
“Excess Proceeds”	4.10
“Expiration Date”	3.9
“legal defeasance”	8.2
“Note Register”	2.3
“Offer Amount”	3.9
“Purchase Date”	3.9
“QIB”	2.1
“QIB Global Note”	2.1
“redemption date”	3.1
“Registrar”	2.3
“Regulation S”	2.1
“Regulation S Global Note”	2.1
“Reinstatement Date”	4.21
“Rule 144A”	2.1
“Satisfaction of the Notes”	4.21
“Surviving Entity”	5.1
“Suspended Covenants”	4.21
“Suspension Period”	4.21
SECTION 1.3. [Reserved].
SECTION 1.4. Rules of Construction.
Unless the context otherwise requires:
(1)    a term has the meaning assigned to it herein;
(2)    an accounting term not otherwise defined herein has the meaning assigned to it in accordance with GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;

(5)    unless otherwise specified, any reference to a Section or an Article refers to such Section or Article of this Indenture;
(6)    provisions apply to successive events and transactions;
(7)references to sections of or rules under the Securities Act or the Exchange Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time; and
ARTICLE II
THE NOTES
SECTION 2.1. Form and Dating.
(a)The Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A attached hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes initially shall be issued only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.
The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
The Notes shall be issued initially in the form of one or more Global Notes substantially in the form attached as Exhibit A hereto and shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee as Note Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided.
Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and transfers of interests. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by SECTION 2.6 hereof.
Except as set forth in SECTION 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

(b)The Initial Notes are being sold by the Issuer only (i) to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act (“Rule144A”)) (“QIBs”) and (ii) in reliance on Regulation S under the Securities Act (“Regulation S”). After such initial offers, Initial Notes that are Restricted Notes may be transferred to QIBs, in reliance on Rule 144A, outside the United States pursuant to Regulation S or to the Company, in accordance with certain transfer restrictions. Initial Notes that are offered in reliance on Rule 144A shall be issued in the form of one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “QIB Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Initial Notes that are offered in offshore transactions in reliance on Regulation S shall be issued in the form of one or more Global Notes substantially in the form set forth in Exhibit A (the “Regulation S Global Note”) deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided. Upon request of the Issuer, one or more permanent Global Notes substantially in the form set forth in Exhibit A (the “AIA Global Note”) shall be deposited with the Trustee, as Note Custodian, duly executed by the Company and authenticated by the Trustee as hereinafter provided to accommodate transfers of beneficial interests in the Notes to IAIs subsequent to the initial distribution. The QIB Global Note, the Regulation S Global Note and the IAI Global Note, as applicable, shall each be issued with separate CUSIP numbers. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as Note Custodian. Transfers of Notes between QIBs, IAIs and to or by purchasers pursuant to Regulation S shall be represented by appropriate increases and decreases to the respective amounts of the appropriate Global Notes, as more fully provided in SECTION 2.16. For the avoidance of doubt, no IAI Global Note shall be executed by the Issuer and authenticated by the Trustee as of the Issue Date.
(c)SECTION 2.1(b) shall apply only to Global Notes deposited with or on behalf of the Depositary.
The Issuer shall execute and the Trustee shall, in accordance with SECTION 2.1(b) and this SECTION 2.1(c), authenticate and deliver the Global Notes that (i) shall be registered in the name of the Depositary or the nominee of the Depositary and (ii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Trustee as Note Custodian.
Participants shall have no rights either under this Indenture with respect to any Global Note held on their behalf by the Depositary or by the Note Custodian or under such Global Note, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or other agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices of such Depositary governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

The Trustee shall have no responsibility or obligation to any Holder, any member of (or a participant in) DTC or any other Person with respect to the accuracy of the records of DTC (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by DTC with respect to its members, participants and any Beneficial Owners in the Notes.
(d)Notes issued in certificated form, including Global Notes, shall be substantially in the form of Exhibit A attached hereto.
SECTION 2.2. Execution and Authentication.
An Officer shall sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
A Note shall not be valid until authenticated by the manual or facsimile signature of an authorized signatory of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee shall, upon a written order of the Issuer signed by one Officer directing the Trustee to authenticate and deliver the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with, authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in SECTION 2.17 hereof.
The Trustee may appoint an authenticating agent reasonably acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Issuer or an Affiliate of the Issuer.
SECTION 2.3. Registrar; Paying Agent.
The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and (ii) an office or agency where Notes may be presented for payment to a Paying Agent. The Registrar shall keep a register of the Notes (the “Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents; provided, however, that at all times there shall be only one Note Register. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. The Issuer or any of its Restricted Subsidiaries may act as Paying Agent or Registrar.
The Issuer shall notify the Trustee and the Holders of the name and address of any Agent not a party to this Indenture. The Issuer or any Guarantor may act as Paying Agent or Registrar. The Issuer shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and initially appoints the Corporate Trust Office of the Trustee as the office or agency of the Company for such purposes and as the office or agency of the Company where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served and the Trustee as the agent of the Issuer to receive such notices and demands.
The Issuer initially appoints DTC to act as the Depositary with respect to the Global Notes.
SECTION 2.4. Paying Agent to Hold Money in Trust.
The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee of any Default by the Issuer in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon the occurrence of events specified in SECTION 6.1(7) hereof, the Trustee shall serve as Paying Agent for the Notes.
SECTION 2.5. Holder Lists.
The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee at least seven (7) Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of the Notes held by each Holder thereof.

SECTION 2.6. Book-Entry Provisions for Global Securities.
(a)    Each Global Note constituting a Restricted Note shall (i) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (ii) be delivered to the Trustee as Note Custodian and (iii) bear legends as required by SECTION 2.6(e).
Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
(b)    Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners (or the requesting Beneficial Owners in the case of clause (ii) immediately below) in a Global Note may be transferred in accordance with SECTION 2.16 and the rules and procedures of the Depositary. In addition, Certificated Notes shall be transferred to all Beneficial Owners in exchange for their beneficial interests if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice or (ii) an Event of Default shall have occurred and is continuing and the Registrar shall have received a request from the Depositary in a Global Note to issue such Certificated Notes.
(c)    In connection with the transfer of the entire Global Note to beneficial owners pursuant to clause (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of Certificated Notes of authorized denominations.
(d)    The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interest through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.
(e)Legends. The following legends shall appear on the face of all Global Notes and Certificated Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
(i)Private Placement Legend.

(1)Unless and until the Company determines and there is delivered to the Trustee an Opinion of Counsel and a letter of representation of the Company to the effect that the following legend and the related restrictions on transfer are not required in order to maintain compliance with the provisions of the Securities Act, each Global Note and each Certificated Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: SIX MONTHS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S], ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A

MINIMUM PRINCIPAL AMOUNT OF SECURITIES OF AT LEAST $250,000 OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO THE COMPANY. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.]
(ii)Global Note Legend. Each Global Note, Restricted Global Note or Unrestricted Global Note, shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6(e)(v) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(b) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY

TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(iii)ERISA Legend. Each Global Note, Restricted Global Note or Unrestricted Global Note, shall bear a legend in substantially the following form:
BY ITS ACQUISITION OF THIS SECURITY, THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (1) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF (A) AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), (B) OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR (C) OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT DESCRIBED IN (A) OR (B), OR (2) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.
(iv)Each Global Note shall bear the Global Note Legend on the face thereof.
(v)At such time as all beneficial interests in Global Notes have been exchanged for Certificated Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with SECTION 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Certificated Notes, redeemed, repurchased or cancelled, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.
(f)General Provisions Relating to Transfers and Exchanges.
(i)To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Certificated Notes at the Registrar’s request.

(ii)No service charge shall be made to a Holder for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any stamp or transfer tax or similar governmental charge payable in connection therewith (other than any such stamp or transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.7., 2.10, 3.6, 4.10, 4.14 and 9.5 hereto).
(iii)All Global Notes and Certificated Notes issued upon any registration of transfer or exchange of Global Notes or Certificated Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Certificated Notes surrendered upon such registration of transfer or exchange.
(iv)The Registrar shall not be required (A) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of 15 days before the day of any selection of Notes for redemption under SECTION 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.
(v)[Reserved].
(vi)Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent, the Guarantors and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes whatsoever, whether or not such Note is overdue, and none of the any Guarantor, the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(vii)The Trustee shall authenticate Global Notes and Certificated Notes in accordance with the provisions of SECTION 2.2 hereof. Except as provided in SECTION 2.6(b), neither the Trustee nor the Registrar shall authenticate or deliver any Certificated Note in exchange for a Global Note.
(viii)Each Holder agrees to provide reasonable indemnity to the Issuer and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.
(ix)The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or Beneficial Owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
(x)Affiliates of the Company are prohibited from taking beneficial interest in one or more Restricted Global Notes.
SECTION 2.7. Replacement Notes.
If any mutilated Note is surrendered to the Trustee, or the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon the written order of the Issuer signed by an Officer of the Issuer, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge for their expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
SECTION 2.8. Outstanding Notes.
The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this SECTION 2.8 as not outstanding. Except as set forth in SECTION 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to SECTION 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
If the principal amount of any Note is considered paid under SECTION 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay all principal and interest payable on that date with respect to the Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
SECTION 2.9. Treasury Notes.
In determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes shown on the register as being owned shall be so disregarded. Notwithstanding the foregoing, Notes that are to be acquired by the Issuer or an Affiliate of the Issuer pursuant to an exchange offer, tender offer or other agreement shall not be deemed to be owned by such entity until legal title to such Notes passes to such entity.
SECTION 2.10. Temporary Notes.
Until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes upon a written order of the Issuer signed by an Officer of the Issuer. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and the Trustee shall upon receipt of a written order of the Issuer signed by an Officer authenticate Certificated Notes in exchange for temporary Notes.
Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.
SECTION 2.11. Cancellation.
The Issuer at any time may deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder or which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. All Notes surrendered for registration of transfer, exchange or payment, if surrendered to any Person other than the Trustee, shall be delivered to the Trustee. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation. Subject to SECTION 2.7 hereof, the Issuer may not issue new Notes to replace Notes that they have redeemed or paid or that have been delivered to the Trustee for cancellation. All cancelled Notes held by the Trustee shall be disposed of in accordance with its customary practice, and certification of their disposal delivered to the Issuer, unless by a written order, signed by an Officer of the Issuer, the Issuer shall direct that cancelled Notes be returned to it.
SECTION 2.12. Defaulted Interest.
If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest then borne by the Notes in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, which date shall be at the earliest practicable date but in all events at least five (5) Business Days prior to the payment date, in each case at the rate provided in the Notes and in SECTION 4.1 hereof. The Issuer shall fix or cause to be fixed each such special record date and payment date and shall promptly thereafter notify the Trustee of any such date. At least 15 days before the special record date, the Issuer (or the Trustee, in the name and at the expense of the Issuer) shall deliver or cause to be delivered to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.13. Record Date.
The Company may set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of thirty (30) days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
SECTION 2.14. Computation of Interest.
Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.
SECTION 2.15. CUSIP Number.
The Issuer in issuing the Notes may use a “CUSIP” and/or ISIN or other similar number, and if it does so, the Company may use the CUSIP and/or ISIN or other similar number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN or other similar number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Issuer shall promptly notify the Trustee of any change in the CUSIP and/or ISIN or other similar number.
SECTION 2.16. Special Transfer Provisions.
Unless and until the Restricted Notes Legend is no longer required pursuant to SECTION 2.6(e), the following provisions shall apply:
(a)    Transfers to QIBs or IAIs. The following provisions shall apply with respect to the registration of any proposed transfer of a Restricted Note (other than pursuant to Regulation S):
(i)    The Registrar shall register the transfer of a Restricted Note by a Holder to a QIB or an IAI if such transfer is being made by a proposed transferor who has provided the Registrar with (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit B-1 or B-2 hereto, as applicable.
(ii)    If the proposed transferee is an Agent Member and the Restricted Note to be transferred consists of an interest in the Regulation S Global Note or the IAI Global Note, upon receipt by the Registrar of (x) the items required by paragraph (i) above and (y) instructions given in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the QIB Global Note in an amount equal to the principal amount of the beneficial interest in the Regulation S Global Note or the IAI Global Note, as applicable, to be so transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of such Regulation S Global Note or IAI Global Note, as applicable.
(b)    Transfers Pursuant to Regulation S. The following provisions shall apply with respect to registration of any proposed transfer of a Restricted Note pursuant to Regulation S:
(i)    The Registrar shall register any proposed transfer of a Restricted Note pursuant to Regulation S by a Holder upon receipt of (a) an appropriately completed certificate of transfer in the form attached to the Note and (b) a letter substantially in the form set forth in Exhibit C hereto from the proposed transferor.
(ii)    If the proposed transferee is an Agent Member holding a beneficial interest in a QIB Global Note or an IAI Global Note and the Restricted Note to be transferred consists of an interest in a QIB Global Note or an IAI Global Note, upon receipt by the Registrar of (x) the letter, if any, required by paragraph (i) above and (y) instructions in accordance with the Depositary’s and the Registrar’s procedures therefor, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in the QIB Global Note or the IAI Global Note, as applicable, to be transferred, and the Registrar shall reflect on its books and records the date and an appropriate decrease in the principal amount of the QIB Global Note or the IAI Global Note, as applicable.
(iii)    During the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and the Restricted Notes Legend on such Regulation S Global Note. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through a QIB Global Note or an IAI Global Note shall be made only in accordance with the Applicable Procedures and the Restricted Notes Legend and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse side of the Form of Note in Exhibit A for exchange or registration of transfers. Such written certification shall no longer be required after the expiration of the Distribution Compliance Period. Upon the expiration of the Distribution Compliance Period, beneficial ownership interests in the Regulation S Global Note shall be transferable in accordance with applicable law and the other terms of this Indenture.
(iv)    Upon the expiration of the Distribution Compliance Period, beneficial interests in the Regulation S Global Note may be exchanged for beneficial interests in an Unrestricted Global Note upon certification in the form provided on the reverse side of the Form of Note in Exhibit A for an exchange from a Regulation S Global Note to an Unrestricted Global Note.

(v)    If no Unrestricted Global Note is outstanding at the time of a transfer contemplated by the preceding clauses (iii) and (iv), the Company shall issue and the Trustee shall authenticate, upon an Authentication Order, a new Unrestricted Global Note in the appropriate principal amount.
(c)    [Reserved].
(d)    Restricted Notes Legend. Upon the transfer, exchange or replacement of Unrestricted Notes, the Registrar shall deliver Unrestricted Notes that do not bear the Restricted Notes Legend. Upon the transfer, exchange or replacement of Restricted Notes, the Registrar shall deliver only Restricted Notes that bear the Restricted Notes Legend unless the Restricted Notes Legend is no longer required by SECTION 2.6(e), or the Company determines and there is delivered to the Trustee an Opinion of Counsel and a letter of representation of the Issuer to the effect that neither such legend nor the related restrictions on transfer are required or appropriate in order to ensure that subsequent transfers of the Notes are effected in compliance with the Securities Act.
(e)    General. By its acceptance of any Note bearing the Restricted Notes Legend, each Holder of such a Note acknowledges receipt of a Restricted Note with restrictions on transfer of such Note set forth in this Indenture and in the Restricted Notes Legend and agrees that it shall transfer such Note only as provided in this Indenture until such time as the Restricted Note Legend is no longer required pursuant to SECTION 2.6(e) and such Holder transfers such a Restricted Note to an Unrestricted Note. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Company such certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act until such time as the Restricted Note Legend is no longer required pursuant to SECTION 2.6(e) and such Holder transfers such a Restricted Note to an Unrestricted Note; provided that the Registrar shall not be required to determine (but shall solely rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.
The Registrar shall retain copies of all letters, notices and other written communications received pursuant to this SECTION 2.16.
SECTION 2.17. Issuance of Additional Notes.
The Company shall be entitled to issue Additional Notes under this Indenture that shall have identical terms as the Initial Notes, other than with respect to the date of issuance, issue price, amount of interest payable on the first interest payment date applicable thereto and any customary escrow provisions (and, if such Additional Notes shall be issued in the form of Restricted Notes, other than with respect to transfer restrictions); provided that such issuance is not prohibited by the terms of this Indenture, including SECTION 4.9. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture; provided, however, that if any such Additional Notes are not fungible with the Initial Notes for United States federal income tax purposes, they will be issued under a separate CUSIP number.
With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and in an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, the following information:
(1)the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;
(2)the issue price, the issue date, the CUSIP number of such Additional Notes, the first interest payment date and the amount of interest payable on such first interest payment date applicable thereto and the date from which interest shall accrue; and
(3)whether such Additional Notes shall be Restricted Notes.
ARTICLE III
REDEMPTION AND PREPAYMENT
SECTION 3.1. Notices to Trustee.
If the Issuer elects to redeem Notes pursuant to the optional redemption provisions of SECTION 3.7 hereof, it shall furnish to the Trustee, at least 45 days (or such shorter period as is acceptable to the Trustee) before a date fixed for redemption (the “redemption date”), an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.
If the Issuer is required to make an Offer to Purchase pursuant to SECTION 4.10 or 4.14 hereof, it shall furnish to the Trustee, at least 45 days (or such shorter period as is acceptable to the Trustee) before the scheduled purchase date, an Officer’s Certificate setting forth (i) the section of this Indenture pursuant to which the offer to purchase shall occur, (ii) the terms of the offer, (iii) the principal amount of Notes to be purchased, (iv) the purchase price and (v) the purchase date and further setting forth a statement to the effect that (a) the Issuer or one of its Subsidiaries has effected an Asset Sale and there are Excess Proceeds aggregating more than $10.0 million or (b) a Change of Control has occurred, as applicable.
SECTION 3.2. Selection of Notes to Be Redeemed.
If less than all of the Notes are to be redeemed at any time, the Trustee shall select the Notes to be redeemed among the Holders on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate (and in a manner that complies with applicable requirements of the Depositary); provided that no Notes of $2,000 or less shall be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note, if any, will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Issuer in writing of the Notes selected for redemption. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of the Notes that have denominations larger than $2,000.
SECTION 3.3. Notice of Redemption.
Subject to the provisions of SECTION 3.9, at least 30 days but not more than 60 days before a redemption date, the Issuer shall send or cause to be sent by electronic transmission (to the extent permitted by applicable procedures or regulations) or by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.
The notice shall identify the Notes to be redeemed and shall state:
(1)the redemption date;
(2)the Redemption Price;
(3)if any Note is being redeemed in part, the portion of the principal amount of such Notes to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;
(4)the name, telephone number and address of the Paying Agent;
(5)that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;
(6)that, unless the Issuer defaults in making such redemption payment, interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;
(7)the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
(8)that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and
(9)any condition precedent to which such notice of redemption is subject.
At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided, however, that the Issuer shall have delivered to the Trustee at least 45 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in the notices as provided in the preceding paragraph. The notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not a Holder receives such notice. In any case, failure to give such notice by electronic transmission or by mail or any defect in the notice to the Holder of any Note shall not affect the validity of the proceeding for the redemption of any other Note.
SECTION 3.4. Effect of Notice of Redemption.
Once notice of redemption is sent in accordance with SECTION 3.3 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price plus accrued and unpaid interest, if any, to such date.
SECTION 3.5. Deposit of Redemption of Purchase Price.
On or before 10:00 a.m. (New York City time) on each redemption date or the date on which Notes must be accepted for purchase pursuant to SECTION 4.10 or 4.14, the Issuer shall deposit with the Trustee or with the Paying Agent (other than the Issuer or an Affiliate of the Issuer) money sufficient to pay the Redemption Price of and accrued and unpaid interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the Redemption Price of (including any Applicable Premium), and accrued interest, if any, on, all Notes to be redeemed or purchased.
If Notes called for redemption or tendered in an Asset Sale Offer or a Change of Control Offer are paid or if Issuer has deposited with the Trustee or Paying Agent money sufficient to pay the redemption or purchase price of, and unpaid and accrued interest, if any, on, all Notes to be redeemed or purchased, on and after the redemption or purchase date, interest, if any, shall cease to accrue on the Notes or the portions of Notes called for redemption or tendered and not withdrawn in an Asset Sale Offer or a Change of Control Offer (regardless of whether certificates for such securities are actually surrendered). If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, if any, shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in SECTION 4.1 hereof.
SECTION 3.6. Notes Redeemed in Part.
Upon surrender of a Note that is redeemed in part, the Issuer shall issue and, upon the written request of an Officer of the Issuer, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

SECTION 3.7. Optional Redemption.
(i)The Notes may be redeemed, in whole or in part, at any time or from time to time prior to September 15, 2020, at the option of the Issuer upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail (and/or, to the extent permitted by applicable procedures or regulations, electronically) to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of registered Holders of the Notes on a relevant record date to receive interest due on a relevant interest payment date).
(ii)The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time or from time to time on or after September 15, 2020, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of registered Holders of the Notes on a relevant record date to receive interest due on a relevant interest payment date), if redeemed during the 12-month period beginning on September 15 of the years indicated:

Year	Redemption Price
2020	103.125%
2021	101.563%
2022 and thereafter	100.000%
(iii)    In addition to the optional redemption provisions of the Notes in accordance with the provisions of the preceding paragraphs, prior to September 15, 2020, the Issuer may at its option, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 40% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 106.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (subject to the right of registered Holders of the Notes of record on the relevant record date to receive interest due on a relevant interest payment date); provided that at least 60% of the principal amount of Notes (including Additional Notes) issued under this Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Company or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
(iv)    The Issuer may, at any time and from time to time, purchase Notes in the open market or otherwise, subject to compliance with this Indenture and compliance with all applicable securities laws.

(v)    Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of a Qualified Equity Offering or other corporate event.
SECTION 3.8. Mandatory Redemption.
The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
SECTION 3.9. Offer to Purchase.
In the event that the Issuer shall be required to commence an Offer to Purchase pursuant to an Asset Sale Offer or a Change of Control Offer, the Issuer shall follow the procedures specified below.
Unless otherwise required by applicable law, an Offer to Purchase shall specify an expiration date of the Offer to Purchase, which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of delivering of such Offer, and a settlement date for purchase of Notes within five (5) Business Days after the Expiration Date. On the Purchase Date, the Company shall purchase the aggregate principal amount of Notes required to be purchased pursuant to SECTION 4.10 hereof or SECTION 4.14 hereof (the “Offer Amount”), or if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. If the Purchase Date is on or after the interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest, if any, shall be payable to the Holders who tender Notes pursuant to the Offer to Purchase. The Company shall notify the Trustee at least 15 days (or such shorter period as is acceptable to the Trustee in its sole discretion) prior to the delivering of the Offer of the Company’s obligation to make an Offer to Purchase, and the Offer shall be sent electronically (to the extent permitted by applicable procedures) or mailed by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company. The Offer shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase.
On or before 10:00 a.m. (New York City time) on each Purchase Date, the Issuer shall irrevocably deposit with the Trustee or Paying Agent (other than the Issuer or an Affiliate of the Issuer) in immediately available funds the aggregate purchase price equal to the Offer Amount, together with accrued and unpaid interest, if any, thereon, to be held for payment in accordance with the terms of this SECTION 3.9. On the Purchase Date, the Issuer shall, to the extent lawful, (i) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, (ii) deliver or cause the Paying Agent or Depositary, as the case may be, to deliver to the Trustee Notes so accepted and (iii) deliver to the Trustee an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this SECTION 3.9. The Issuer, the Depositary or the

Paying Agent, as the case may be, shall promptly (but in any case not later than 3 Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, plus any accrued and unpaid interest, if any, thereon, and the Issuer shall promptly issue a new Note, and the Trustee, at the written request of the Issuer, shall authenticate and mail or deliver at the expense of the Issuer such new Note to such Holder, equal in principal amount to any unpurchased portion of such Holder’s Notes surrendered; provided that each such new Note will be in a principal amount of $2,000 or any integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce in a newspaper of general circulation or in a press release provided to a nationally recognized financial wire service the results of the Offer to Purchase on the Purchase Date.
The Issuer shall comply with the requirements of any applicable securities laws and any regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale Offer or a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with Sections 3.9, 4.10 or 4.14 of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under SECTION 3.9, 4.10 or 4.14, as applicable, by virtue of such compliance.
Other than as specifically provided in this SECTION 3.9, any purchase pursuant to this SECTION 3.9 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.
ARTICLE IV
COVENANTS
SECTION 4.1.     Payment of Notes.
(a)The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid for all purposes hereunder on the date the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds, as of 10:00 a.m. (New York City time), money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all such principal, premium, if any, and interest then due.
(b)The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
SECTION 4.2. Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with SECTION 2.3 hereof. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee its agent to receive all such presentations, surrenders, notices and demands.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with SECTION 2.3 hereof.
SECTION 4.3. Provision of Financial Information.
Whether or not required by the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes, or file electronically with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System (or any successor system), within the time periods specified in the Commission’s rules and regulations:
(1)all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and
(2)all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.
In addition, whether or not required by the Commission, the Company will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors. If the Commission will not accept the Company’s filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the Commission.

In addition, the Company and the Subsidiary Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries and/or if any Restricted Subsidiaries are not Guarantors, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of (i) the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company and/or (ii) the Company and the Subsidiary Guarantors separate from the financial condition and results of operations of the other Subsidiaries of the Company.
The Company shall participate in quarterly conference calls after the delivery of the information referred to in clause (1) or (2) above (which may be a single conference call together with investors and lenders holding other securities or Debt of the Company and/or its Restricted Subsidiaries) to discuss operating results and related matters. The Company shall issue a press release or otherwise provide notice of such conference call in the same manner in which information was delivered pursuant to clause (1) and (2) above which will provide the date and time of any such call and will direct Holders, prospective investors and securities analysts to contact the investor relations office of the Company to obtain access to the conference call.
SECTION 4.4. Compliance Certificate.
The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether each has kept, observed, performed and fulfilled its obligations under this Indenture (including, with respect to any Restricted Payments made during such year, the basis upon which the calculations required by SECTION 4.7 hereof were computed, which calculations may be based upon the Company’s latest available financial statements), and further stating, as to the Officer signing such certificate, that, to his or her knowledge, each entity is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to his or her knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of, premium, if any, or interest on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.
The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon (and in any event no later than 5 Business Days after) becoming aware of any

Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
SECTION 4.5. Taxes.
The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency all material taxes, assessments and governmental levies, except such as are contested in good faith and by appropriate proceedings and with respect to which appropriate reserves have been taken in accordance with GAAP or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
SECTION 4.6. Stay, Extension and Usury Laws.
The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
SECTION 4.7. Limitation on Restricted Payments.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment unless, at the time of and after giving effect to the proposed Restricted Payment:
(a)    no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof;
(b)    after giving effect to such Restricted Payment on a pro forma basis, the Company would be permitted to Incur at least $1.00 of additional Debt pursuant to the provisions described in the first paragraph under SECTION 4.9; and
(c)after giving effect to such Restricted Payment on a pro forma basis, the aggregate amount expended or declared for all Restricted Payments made on or after the Issue Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (xi) of the next succeeding paragraph) shall not exceed the sum (without duplication) of:
(1)50% of the Consolidated Net Income (or, if Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the Company accrued on a cumulative basis during the period (taken as one accounting period) from the Issue Date and ending on the last day of the fiscal quarter immediately preceding the date of such proposed Restricted Payment, plus

(2)100% of the aggregate net proceeds (including the Fair Market Value of property other than cash) received by the Company subsequent to the Issue Date either (i) as a contribution to its common equity capital or (ii) from the issuance and sale (other than to a Subsidiary) of its Qualified Capital Interests (excluding any Qualified Capital Interests issued in connection with the Company’s acquisition of Vought Aircraft Industries, Inc.), including Qualified Capital Interests issued upon the conversion or exchange of Debt or Redeemable Capital Interests of the Company, and from the exercise of options, warrants or other rights to purchase such Qualified Capital Interests (other than, in each case, Capital Interests or Debt sold to a Subsidiary of the Company), plus
(3)100% of the net reduction in Investments (other than Permitted Investments), made by the Company or any Restricted Subsidiary subsequent to the Issue Date, in any Person, resulting from (i) payments of interest on Debt, dividends, repayments of loans or advances, or any sale or disposition of such Investments (but only to the extent such items are not included in the calculation of Consolidated Net Income), or (ii) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (or the causing of a Person that is not a Subsidiary to become a Restricted Subsidiary), not to exceed in the case of any Person the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person subsequent to the Issue Date.
Notwithstanding the foregoing provisions, the Company and its Restricted Subsidiaries may take the following actions, provided that, at the time of and after giving effect to the proposed Restricted Payment, no Default or Event of Default shall have occurred and be continuing or will occur as a consequence thereof:
(i)the payment of any dividend on Capital Interests in the Company or a Restricted Subsidiary or the consummation of any irrevocable redemption within 60 days after declaration thereof or the giving of such irrevocable notice, as applicable, if, at the declaration date or notice thereof, such payment was permitted by the foregoing provisions of this SECTION 4.7;
(ii)the purchase, repurchase, redemption, defeasance or other acquisition or retirement of any Capital Interests of the Company by conversion into, or by or in exchange for, Qualified Capital Interests, or out of Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of Qualified Capital Interests of the Company; provided, however, that the Net Cash Proceeds from such sale of Qualifying Capital Interests will be excluded from clause (c)(2) of the preceding paragraph to the extent applied to any such purchase, repurchase, redemption, defeasance or other acquisition or retirement;
(iii)the redemption, defeasance, repurchase or acquisition or retirement for value of any Debt of the Company or a Guarantor that is subordinate in right of payment to the Notes or the applicable Note Guarantee out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Subsidiary of the Company) of (x) new Refinancing Debt of the Company or such Guarantor, as the case may be, Incurred in accordance with this Indenture or (y) Qualified Capital Interests of the Company;
(iv)the purchase, redemption, retirement or other acquisition for value of Capital Interests in the Company or any direct or indirect parent of the Company (or any payments to a direct or indirect parent company of the Company for the purposes of permitting any such repurchase) held by directors, employees, former directors or former employees of the Company or any Restricted Subsidiary (or their estates or beneficiaries under their estates) upon death, disability, retirement or termination of employment or alteration of employment status or pursuant to the terms of any agreement under which such Capital Interests were issued; provided that the aggregate cash consideration paid for such purchase, redemption, retirement or other acquisition of such Capital Interests does not exceed $10.0 million in any calendar year; provided, further, that any unused amounts in any calendar year may be carried forward to one or more future periods subject to a maximum aggregate amount of repurchases made pursuant to this clause (iv) not to exceed $20.0 million in any calendar year; provided, however, that such amount in any calendar year may be increased by an amount not to exceed (A) the cash proceeds received by the Company or any of its Restricted Subsidiaries from the sale of Qualified Capital Interests of the Company or any direct or indirect parent company of the Company (to the extent contributed to the Company) to employees of the Company and its Restricted Subsidiaries that occurs after the Issue Date; provided, however, that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of this SECTION 4.7; plus (B) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (provided, however, that the Company may elect to apply all or any portion of the aggregate increase contemplated by the proviso of this clause (iv) in any calendar year and, to the extent any payment described under this clause (iv) is made by delivery of Debt and not in cash, such payment shall be deemed to occur only when, and to the extent, the obligor on such Debt makes payments with respect to such Debt);
(v)repurchase of Capital Interests deemed to occur upon the exercise of stock options, warrants or other convertible or exchangeable securities or the vesting of restricted stock units;
(vi)the extension of credit that constitutes intercompany Debt, the Incurrence of which was permitted pursuant to SECTION 4.9 and pursuant to clauses (v) and (xii) of the definition of “Permitted Debt”;
(vii)cash payment, in lieu of issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for the Capital Interests of the Company or a Restricted Subsidiary;

(viii)the declaration and payment of dividends to holders of any class or series of Redeemable Capital Interests of the Company or any Restricted Subsidiary issued or Incurred in compliance with SECTION 4.9 to the extent such dividends are included in the definition of “Consolidated Fixed Charges”;
(ix)the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Subordinated Obligation (i) at a purchase price not greater than 101% of the principal amount of such Subordinated Obligation in the event of a Change of Control in accordance with provisions similar to those of SECTION 4.14 or (ii) at a purchase price not greater than 100% of the principal amount thereof in accordance with provisions similar to those of SECTION 4.10; provided that, prior to or simultaneously with such purchase, repurchase, redemption, defeasance or other acquisition or retirement, the Company has made the Offer to Purchase upon a Change of Control or Offer to Purchase to the extent provided in this Indenture with respect to the Notes and has completed the repurchase or redemption of all Notes validly tendered for payment in connection with such Offer to Purchase;
(x)the payment of regular cash quarterly dividends on the Company’s common stock not to exceed $15.0 million in any calendar year; and
(xi)other Restricted Payments not in excess of $50.0 million in the aggregate since the Issue Date.
If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, in the good faith determination of the Company, would be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustment made in good faith to the Company’s financial statements affecting Consolidated Net Income.
SECTION 4.8. Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, cause or suffer to exist or become effective or enter into any encumbrance or restriction (other than pursuant to this Indenture or any law, rule, regulation or order) on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Interests to the Company or any Restricted Subsidiary or pay any Debt owed to the Company or any Restricted Subsidiary, (ii) make loans or advances to the Company or any Restricted Subsidiary or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary.
However, the preceding restrictions will not apply to the following encumbrances or restrictions existing under or by reason of:

(a)    any encumbrance or restriction in existence on the Issue Date, including those under the Credit Agreement, the Security Documents, the Existing Receivables Facility or the Receivables Purchase Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, in the good faith judgment of the Company, are no more restrictive in any material respect, taken as a whole, with respect to such dividend or other payment restrictions, than those contained in these agreements on the Issue Date or refinancings thereof;
(b)    any encumbrance or restriction which exists with respect to an acquired property in existence at the time of such acquisition pursuant to an agreement, so long as the encumbrances or restrictions in any such agreement relate solely to the property so acquired (and are not or were not created in anticipation of or in connection with the acquisition thereof);
(c)    any encumbrance or restriction which exists with respect to a Person that becomes a Restricted Subsidiary or merges with or into a Restricted Subsidiary of the Company on or after the Issue Date, which is in existence at the time such Person becomes a Restricted Subsidiary, but not created in connection with or in anticipation of such Person becoming a Restricted Subsidiary, and which is not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person becoming a Restricted Subsidiary;
(d)any encumbrance or restriction pursuant to an agreement effecting a permitted renewal, refunding, replacement, refinancing or extension of Debt Incurred pursuant to an agreement containing any encumbrance or restriction referred to in the foregoing clauses (a) through (c), so long as the encumbrances and restrictions contained in any such refinancing agreement are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in the agreements governing the Debt being renewed, refunded, replaced, refinanced or extended in the good faith judgment of the Company;
(e)customary provisions restricting subletting or assignment of any lease, contract, or license of the Company or any Restricted Subsidiary or provisions in agreements that restrict the assignment of such agreement or any rights thereunder;
(f)any encumbrance or restriction by reason of applicable law, rule, regulation or order;
(g)any encumbrance or restriction under this Indenture, the Notes and the Note Guarantees;
(h)any encumbrance or restriction under a contract for the sale or other disposition of assets or Capital Interests, including, without limitation, any agreement for the sale or other disposition of a Subsidiary, that restricts distributions of the applicable assets or Capital Interests to be sold, or of any assets of a Subsidiary to be sold, pending such sale or other disposition;

(i)restrictions on cash and other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
(j)customary provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale leaseback agreements and other similar agreements;
(k)any restriction with respect to the Company or a Restricted Subsidiary (or any of its property or assets) imposed by customary provisions in Hedging Obligations or Swap Contracts, in each case, not entered into for speculative purposes;
(l)Purchase Money Debt and Capital Lease Obligations permitted under this Indenture for property acquired in the ordinary course of business that impose restrictions on that property so acquired of the nature described in clause (iii) of the first paragraph of this SECTION 4.8;
(m)Liens securing Debt otherwise permitted to be incurred under this Indenture, including pursuant to SECTION 4.12, that limit the right of the debtor to dispose of the assets subject to such Liens;
(n)any Non-Recourse Receivable Subsidiary Indebtedness or other contractual requirements of a Receivable Subsidiary that is a Restricted Subsidiary in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivable Subsidiary or the receivables and related assets described in the definition of Qualified Receivables Transaction which are subject to such Qualified Receivables Transaction; and
(o)any other agreement governing Debt entered into after the Issue Date that contains encumbrances and restrictions that are not materially more restrictive with respect to any Restricted Subsidiary than those in effect on the Issue Date with respect to that Restricted Subsidiary pursuant to agreements in effect on the Issue Date.
Nothing contained in this SECTION 4.8 shall prevent the Company or any Restricted Subsidiary from (i) creating, incurring, assuming or suffering to exist any Liens otherwise permitted under SECTION 4.12 or (ii) restricting the sale or other disposition of property or assets of the Company or any of its Restricted Subsidiaries that secure Debt of the Company or any of its Restricted Subsidiaries Incurred in accordance with SECTION 4.9 and SECTION 4.12.
SECTION 4.9. Limitation on Incurrence of Debt.
The Company will not, and will not permit any of its Restricted Subsidiaries to, Incur any Debt (including Acquired Debt); provided that the Company and any of its Restricted Subsidiaries may Incur Debt (including Acquired Debt) if, immediately after giving effect to the Incurrence of such Debt and the receipt and application of the proceeds therefrom, (a) the Consolidated Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four-Quarter Period

(as defined below), had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Debt repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period, would be greater than 2.00:1 and (b) no Event of Default shall have occurred and be continuing at the time or as a consequence of the Incurrence of such Debt; provided further, that Restricted Subsidiaries that are not Guarantors may not Incur any Debt pursuant to this paragraph if the First Lien Secured Leverage Ratio of the Company and its Restricted Subsidiaries, determined on a pro forma basis as if any such Debt (including any other Debt being Incurred contemporaneously), and any other Debt Incurred since the beginning of the Four-Quarter Period (as defined below) had been Incurred and the proceeds thereof had been applied at the beginning of the Four-Quarter Period, and any other Debt repaid since the beginning of the Four-Quarter Period had been repaid at the beginning of the Four-Quarter Period, would be greater than 2.5:1.
Notwithstanding the immediately preceding paragraph, the Company and its Restricted Subsidiaries may Incur Permitted Debt.
For purposes of determining any particular amount of Debt under this SECTION 4.9, Guarantees or obligations with respect to letters of credit supporting Debt otherwise included in the determination of such particular amount shall not be included. For purposes of determining compliance with this SECTION 4.9, in the event that an item of Debt meets the criteria of more than one of the types of Debt described above, including categories of Permitted Debt and under part (a) in the first paragraph of this SECTION 4.9, the Company, in its sole discretion, shall classify, and from time to time may reclassify, all or any portion of such item of Debt, provided that Debt Incurred under the Credit Facilities on the Issue Date shall at all times be treated as Incurred pursuant to clause (i) of the definition of “Permitted Debt”. The accrual of interest, the accretion or amortization of original issue discount and the payment of interest on Debt in the form of additional Debt or payment of dividends on Capital Interests in the forms of additional shares of Capital Interests with the same terms will not be deemed to be an Incurrence of Debt or issuance of Capital Interests for purposes of this SECTION 4.9.
No Debt will be deemed to be subordinated in right of payment to any other Debt solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.
SECTION 4.10. Limitation on Asset Sales.
The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (such Fair Market Value to be determined at the time of contractually agreeing to such Asset Sale) of the assets or Capital Interests issued or sold or otherwise disposed of; and
(2)at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Eligible Cash

Equivalents. For purposes of this provision, each of the following will be deemed to be cash:
(a)any liabilities, as shown on the most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assignment and assumption agreement that releases the Company or such Restricted Subsidiary from further liability; and
(b)any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash within 180 days of their receipt to the extent of the cash received in that conversion.
Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Cash Proceeds at its option:
(1)    (a) if the Asset Sale is a disposition of Collateral, to repay, prepay, redeem or repurchase First Lien Obligations or Second Lien Obligations (provided that with respect to Second Lien Obligations, such repayment, prepayment, redemption or repurchase must be made either by a pro rata redemption or repayment of outstanding Second Lien Obligations (including the Notes) or by an offer to purchase on a pro rata basis made to all holders of Second Lien Obligations (including Holders of the Notes));
(b) if the Asset Sale is not a disposition of Collateral to prepay, repay, redeem or purchase any Debt (other than Subordinated Obligations) of the Company or any Restricted Subsidiary and cause such Debt to be permanently retired and the related commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, redeemed or repurchased; provided that to the extent the Company repays any such Debt, the Company shall equally and ratably repay the Notes as provided in SECTION 3.7, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an Offer to Purchase (in accordance with the procedures relating to Asset Sales set forth in this SECTION 4.10) to all Holders of Notes to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest to the date of purchase;
(2)    to acquire all or substantially all of the assets of, or any Capital Interests of, another Permitted Business, if, after giving effect to any such acquisition of Capital Interests, the Permitted Business is or becomes a Restricted Subsidiary of the Company; provided that the assets acquired (including equity interests) with the Net Proceeds from an Asset Sale of Collateral are pledged as Collateral to the extent required under the Security Documents and in accordance with this Indenture substantially simultaneously with such acquisition and perfected within the time frames required by the applicable Security Documents;

(3)to make a capital expenditure in or that is used or useful (as determined in the good faith judgment of the Company) in a Permitted Business or to make expenditures for maintenance, repair or improvement of existing properties and assets in accordance with the provisions of this Indenture; provided that the assets acquired (including equity interests) with the Net Proceeds from an Asset Sale of Collateral are pledged as Collateral to the extent required under the Security Documents and in accordance with this Indenture substantially simultaneously with such acquisition and perfected within the time frames required by the applicable Security Documents;
(4)to acquire other assets that are not classified as current assets under GAAP and that are used or useful (as determined in the good faith judgment of the Company) in a Permitted Business; provided that the assets acquired (including equity interests) with the Net Proceeds from an Asset Sale of Collateral are pledged as Collateral to the extent required under the Security Documents and in accordance with this Indenture substantially simultaneously with such acquisition and perfected within the time frames required by the applicable Security Documents; or
(5)any combination of the foregoing.
Any Net Cash Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph of this SECTION 4.10 will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Company will, within 30 days, make an Offer to Purchase to all Holders of Notes, and (i) in respect of Excess Proceeds of an Asset Sale of Collateral, if required by the terms of the Second Lien Obligations, to the holders of such Second Lien Obligations, and (ii) in respect of other Excess Proceeds, at the option of the Company, to all holders of other Pari Passu Debt containing provisions similar to those set forth in this Indenture with respect to assets sales, in each case, in an amount equal to the Excess Proceeds. The offer price with respect to the Notes in any Offer to Purchase will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Offer to Purchase; the Company may use those funds for any purpose not otherwise prohibited by this Indenture and they will no longer constitute Excess Proceeds. If the aggregate principal amount of Notes and other Debt tendered into such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes to be purchased on a pro rata basis among each series, and the Company will select such Second Lien Obligations or Pari Passu Debt; provided that as between the Notes, any Second Lien Obligation and Pari Passu Debt, such purchases will be made on a pro rata basis based on the accreted value or principal amount of the Notes, such Second Lien Obligations or such Pari Passu Debt tendered with adjustments as necessary so that no Notes, Second Lien Obligations or Pari Passu Debt will be repurchased in part in an unauthorized denomination. Upon completion of each Offer to Purchase, the amount of Excess Proceeds will be reset at zero.
Pending the final application of any Net Cash Proceeds pursuant to this SECTION 4.10, such Net Cash Proceeds may be applied temporarily to reduce Debt outstanding under a revolving credit facility or may otherwise be invested in any manner not prohibited by this Indenture.
The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other applicable securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and will be deemed to have complied with its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.
SECTION 4.11. Limitation on Transactions with Affiliates.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of related transactions, contract, agreement, loan, advance or Guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”), unless:
(i)such Affiliate Transaction is on terms that are not materially less favorable to the Company or the relevant Subsidiary than those that could reasonably have been obtained in a comparable arm’s length transaction by the Company or such Subsidiary with a Person who is not an Affiliate;
(ii)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, the Company delivers to the Trustee a resolution adopted in good faith by the majority of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (i) above; and
(iii)with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, the Company must obtain and deliver to the Trustee a written opinion of a nationally recognized investment banking, accounting or appraisal firm stating that the transaction is fair to the Company or such Restricted Subsidiary, as the case may be, from a financial point of view.
The foregoing limitation does not limit, and shall not apply to:
(1)Restricted Payments that are permitted by the provisions of this Indenture pursuant to SECTION 4.7 and Investments permitted pursuant to the definition of Permitted Investments (other than pursuant to clause (f) of such definition);

(2)the payment of reasonable and customary fees and indemnities and other benefits to members of the Board of Directors of the Company or a Restricted Subsidiary who are outside directors;
(3)the payment of reasonable and customary compensation and other benefits (including retirement, health, option, deferred compensation and other benefit plans) and indemnities to officers and employees of the Company or any Restricted Subsidiary as determined by the Board of Directors thereof in good faith;
(4)transactions between or among the Company and/or its Restricted Subsidiaries;
(5)any agreement or arrangement as in effect on the Issue Date and any amendment or modification thereto so long as such amendment or modification is not more disadvantageous to the Holders of the Notes in any material respect, including, without limitation, transactions with Triumph Receivables, LLC in connection with the Existing Receivables Facility;
(6)any contribution of capital to the Company;
(7)transactions permitted by, and complying with, SECTION 5.1;
(8)any transaction with a joint venture, partnership, limited liability company or other entity (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in such joint venture, partnership, limited liability company or other entity;
(9)transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and consistent with past practice and on terms that are not materially less favorable to the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Company, than those that could be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate of the Company; and
(10)transactions effected as part of a Qualified Receivables Transaction.
SECTION 4.12. Limitation on Liens.
The Company and the Guarantors will not, and the Company will not permit any of its other Restricted Subsidiaries to create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired. In addition, if the Company or any Guarantor, directly or indirectly, shall create, Incur, assume or suffer to exist any Lien securing First Lien Obligations or Permitted Additional Pari Passu Secured Obligations, the Company or such Guarantor, as the case may be, must concurrently grant at least a second-priority Lien

(subject to Permitted Liens) upon such property or asset as security for the Notes and the Note Guarantees pursuant to the Intercreditor Agreement and any other intercreditor agreement.
SECTION 4.13. Limitation on Sale and Leaseback Transactions.
The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction unless:
(i)    the consideration received in such Sale and Leaseback Transaction is at least equal to the Fair Market Value of the property sold,
(ii)    prior to and after giving effect to the Attributable Debt in respect of such Sale and Leaseback Transaction, the Company and such Restricted Subsidiary comply with SECTION 4.9, and
(iii)    at or after such time the Company and such Restricted Subsidiary also comply with SECTION 4.10.
SECTION 4.14. Offer to Purchase upon Change of Control.
Upon the occurrence of a Change of Control, the Issuer will make an Offer to Purchase (a “Change of Control Offer”) all of the outstanding Notes at a Purchase Price in cash equal to 101% of the principal amount tendered, together with accrued interest, if any, to but not including the Purchase Date, provided, that if the Company has exercised its right to redeem all of the Notes pursuant to SECTION 3.7 prior to the time the Company would be required to make an Offer to Purchase, the Company shall not be required to make an Offer to Purchase. For purposes of the foregoing, an Offer to Purchase shall be deemed to have been made if (i) within 60 days following the date of the consummation of a transaction or series of transactions that constitutes a Change of Control, the Issuer commences an Offer to Purchase for all outstanding Notes at the Purchase Price and (ii) all Notes properly tendered pursuant to the Offer to Purchase are purchased on the terms of such Offer to Purchase.
The Change of Control provisions described above will be applicable whether or not any other provisions of this Indenture are applicable. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
In the event that at the time of a Change of Control the terms of the Credit Agreement restrict or prohibit the repurchase of Notes as contemplated herein, then prior to the electronic delivery or mailing of the Offer to Purchase required in connection with a Change of Control but in any event within 30 days following any Change of Control, the Company shall (i) repay in full all Debt under the applicable Credit Agreement or, if doing so will allow the purchase of Notes, offer to repay in full all such Debt and repay such Debt of each lender who has accepted such offer, or (ii) obtain the requisite consent under the Credit Agreement to permit the repurchase of the Notes as provided in this Indenture.

The Issuer will not be required to make a Change of Control Offer if (i) a third party makes such Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein contemporaneously with or upon a Change of Control and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (ii) a notice of redemption has been given pursuant to SECTION 3.7.
To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached their obligations under the Change of Control provisions of this Indenture by virtue of such conflict.
In addition, an Offer to Purchase may be made in advance of a Change of Control, conditional upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of launching the Offer to Purchase.
SECTION 4.15. Corporate Existence.
Subject to SECTION 4.14 and Article V hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.
SECTION 4.16. Business Activities.
The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.
SECTION 4.17. Additional Note Guarantees.
On the Issue Date, each of the Guarantors will Guarantee the Notes in the manner and on the terms set forth in ARTICLE X hereof.
After the Issue Date, the Company will cause each of its domestic Restricted Subsidiaries (other than any domestic Restricted Subsidiary that is a Receivable Subsidiary) that (1) is a borrower under any Credit Facility or (2) Guarantees any Debt of the Company or any of its domestic Restricted Subsidiaries incurred under any Credit Facility to Guarantee the Notes.
Each Note Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Restricted Subsidiary without rendering the Note Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Each Person that becomes a Guarantor after the Issue Date shall also become a party to the applicable Security Documents and shall as promptly as practicable execute and deliver such security instruments, financing statements (in substantially the same form as those executed and delivered with respect to the Collateral on the Issue Date and certificates and opinions of counsel (to the extent, and substantially in the form, delivered on the Issue Date (but no greater scope)) as may be necessary to vest in the Second Lien Collateral Agent a perfected second-priority security interest (subject to Permitted Liens) in properties and assets that constitute Collateral as security for such Guarantor's Note Guarantee and as may be necessary to have such property or asset added to the Collateral as required under the Security Documents and this Indenture, and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such properties and assets to the same extent and with the same force and effect.
Each Guarantee will be released pursuant to SECTION 10.6 and 10.7.
SECTION 4.18. Limitation on Creation of Unrestricted Subsidiaries.
Triumph Receivables, LLC and Triumph Group Charitable Foundation will be Unrestricted Subsidiaries on the Issue Date. After the Issue Date, the Company may designate any other Subsidiary of the Company to be an “Unrestricted Subsidiary” as provided below, in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.
The Company may designate any Subsidiary (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) to be an Unrestricted Subsidiary after the Issue Date only if:
(i)    neither the Company nor any of its Restricted Subsidiaries:
(A)provides credit support for, or Guarantee of, any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt, but excluding, in the case of a Receivable Subsidiary, any Standard Securitization Undertakings);
(B)is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary (except, in the case of a Receivable Subsidiary any Standard Securitization Undertakings); or
(C)has any direct or indirect obligation to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results, including by way of subscription for additional Capital Interests of such Person;

(ii)    such Subsidiary does not own any Capital Interests of, or own or hold any Lien on any property of, any Restricted Subsidiary of the Company; and
(iii)    either:
(x)    the Subsidiary to be so designated has total assets of $1,000 or less; or
(y)    the Company could make a Restricted Payment at the time of designation in an amount equal to the greater of the Fair Market Value or net book value of such Subsidiary pursuant to SECTION 4.7 (and such amount is thereafter treated as a Restricted Payment for the purpose of calculating the amount available for Restricted Payments thereunder).
An Unrestricted Subsidiary may be designated as a Restricted Subsidiary if (i) all the Debt of such Unrestricted Subsidiary could be Incurred pursuant to SECTION 4.9 and (ii) all the Liens on the property and assets of such Unrestricted Subsidiary could be incurred pursuant to SECTION 4.12.
SECTION 4.19. Maintenance of Properties; Insurance; Books and Records.
(a)    Subject to, and in compliance with, the provisions of Article X, the Issuer shall cause all material properties used or useful in the conduct of its business or the business of any of the Guarantors to be maintained and kept in good operating condition, repair and working order (ordinary wear and tear and casualty loss excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided that the Issuer shall not be obligated to make such repairs, renewals, replacements, betterments and improvements that would not result in a material adverse effect on the ability of the Issuer and the Guarantors to satisfy their obligations under the Notes, the Guarantees and this Indenture.
(b)    The Issuer shall maintain, and shall cause the Guarantors to maintain, insurance with responsible carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses or similar size in the locations which such business is conducted, including property and casualty loss, workers’ compensation and interruption of business insurance.
(c)    The Issuer shall, and shall cause each Guarantor to, keep proper books of record and account, in which full and correct entries shall be made of all financial transactions of the Issuer and each of the Guarantors, in accordance with GAAP.
SECTION 4.20. Payments for Consent.
The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.
SECTION 4.21. Suspension of Covenants.
(a)    During any period of time (a “Suspension Period”) that: (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default or Event of Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”) the Company and its Restricted Subsidiaries will not be subject to the following provisions of this Indenture (collectively, the “Suspended Covenants”), and during a Suspension Period but prior to the repayment, repurchase, retirement or redemption of all of the outstanding principal amount of the Notes or defeasance or satisfaction and discharge of this Indenture (collectively, the “Satisfaction of the Notes”), the Company may not designate any of its Subsidiaries as Unrestricted Subsidiaries unless the Company could have designated such Subsidiaries as Unrestricted Subsidiaries in compliance with this Indenture assuming the covenants set forth below had not been suspended:
(i)    SECTION 4.7;
(ii)    SECTION 4.8;
(iii)    SECTION 4.9;
(iv)SECTION 4.10;
(v)SECTION 4.11; and
(vi)Clause (iii) of the first paragraph of Section 5.1.
(b)    In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Notes for any Suspension Period and, subsequently, (x) either one or both Rating Agencies withdraws its rating or downgrades the rating assigned to the Notes below the required Investment Grade Rating or (y) the Company or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and either one or both Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, and such event in clause (x) or (y) occurs prior to the Satisfaction of the Notes (such date of withdrawal or downgrade in clause (x) or (y), a “Reinstatement Date”), then the Company and its Restricted Subsidiaries will after the Reinstatement Date again be subject to the Suspended Covenants with respect to future events for the benefit of the Notes (unless and until a Suspension Event again exists) until the Satisfaction of the Notes.

(c)    On the Reinstatement Date, all Debt incurred during a Suspension Period will be classified as having been Incurred or issued pursuant to the first paragraph of SECTION 4.9 or, at the Company’s option, one of the clauses set forth in the definition of Permitted Debt (to the extent such Debt would be permitted to be Incurred thereunder as of the Reinstatement Date and after giving effect to Debt Incurred prior to the Suspension Period and outstanding on the Reinstatement Date) and subject SECTION 4.9. To the extent such Debt would not be so permitted to be Incurred pursuant to SECTION 4.9, such Debt will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under clause (iv) of the definition of Permitted Debt.
(d)    Calculations made after the Reinstatement Date of the amount available to be made as Restricted Payments under SECTION 4.7 will be made as though such covenant had been in effect from the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of SECTION 4.7 to the extent provided therein.
(e)    Notwithstanding that the Suspended Covenants may be reinstated, no Default or Event of Default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during a Suspension Period (or on the Reinstatement Date or after a Suspension Period based solely on events that occurred during the Suspension Period).
(f)    The Company will provide prompt written notice to the Trustee of any Covenant Suspension Event and any Reinstatement Date.
ARTICLE V
SUCCESSORS
SECTION 5.1. Consolidation, Merger, Conveyance, Transfer or Lease.
The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless:
(i)either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture and such other customary documents or instruments, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture and the Security Documents and shall cause such amendments, supplements or other instruments to be executed, filed and recorded in such jurisdictions as may be required by applicable law to preserve and protect the Lien on the Collateral owned by or transferred to such Surviving Entity, together with such financing statements or comparable documents as may be required to perfect any security interests in such Collateral which may be perfected by the filing of a financing statement or a similar document under the Uniform Commercial Code or other similar statute or regulation of the relevant states or jurisdictions; provided that at any time the Company or its Successor Entity is not a corporation, there shall be a co- issuer of the Notes that is a corporation;
(ii)immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing or would result therefrom;
(iii)immediately after giving effect to any such transaction or series of transactions on a pro forma basis (including, without limitation, any Debt Incurred in connection with or in respect of such transaction or series of transactions) as if such transaction or series of transactions had occurred on the first day of the determination period, the Company (or the Surviving Entity if the Company is not continuing) could Incur $1.00 of additional Debt under the provisions described in the first paragraph of SECTION 4.9; and
(iv)the Company delivers, or causes to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of this Indenture.
Notwithstanding the foregoing, failure to satisfy the requirements of the preceding clauses (ii) and (iii) will not prohibit:
(a)a merger between the Company and a Restricted Subsidiary that is a wholly owned Subsidiary of the Company; or
(b)a merger between the Company and an Affiliate incorporated solely for the purpose of converting the Company into a Person organized under the laws of the United States or any political subdivision or state thereof (other than its then-current state of organization) or for the purpose of changing its form of organization; so long as, in each case, the amount of Debt of the Company and its Restricted Subsidiaries is not increased thereby.
For all purposes of this Indenture, the Security Documents and the Notes, Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture, the Security Documents and all Debt, and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its

Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.
Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the conditions described in the immediately preceding paragraphs, the Surviving Entity (if other than the Company) shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture and the Security Documents with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Entity duly assumes all of the obligations and covenants of the Company pursuant to this Indenture, the Security Documents and the Notes, except in the case of a lease of all or substantially all of the Company’s assets, the predecessor Person shall be relieved of all such obligations.
SECTION 5.2. Successor Person Substituted.
Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the assets of the Company in accordance with SECTION 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company (and, if necessary, any co-issuer) is merged or to which such sale, assignment, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and shall exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that in the event of a transfer or lease, the predecessor shall not be released from the payment of principal and interest or other obligations on the Notes.
ARTICLE VI
DEFAULTS AND REMEDIES
SECTION 6.1. Events of Default.
Each of the following constitutes an “Event of Default”:
(1)default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
(2)default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
(3)except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary required to be a Guarantor pursuant to this Indenture (or any group of Restricted Subsidiaries required to be Guarantors pursuant to this Indenture that, taken together, would constitute a Significant Subsidiary) shall for any reason cease to be, or it shall be asserted by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms;
(4)default in the performance, or breach, of any covenant or agreement (including the Company’s obligations pursuant to SECTION 4.14) of the Company or any Guarantor in this Indenture or the Security Documents (other than a covenant or agreement a default in whose performance or whose breach is specifically addressed in clauses (1), (2), or (3) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(5)a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by the Company or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults (A) shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or (B) shall constitute a failure to pay principal of at least $50.0 million on such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
(6)the entry against the Company or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;
(7)the Company or any Significant Subsidiary (or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) pursuant to or within the meaning of any Bankruptcy Law:
(a)commences a voluntary case,
(b)consents to the entry of an order for relief against it in an involuntary case,
(c)consents to the appointment of a custodian of it or for all or substantially all of its property,
(d)makes a general assignment for the benefit of its creditors, or
(e)generally is not paying its debts as they become due; or

(i)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a)is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
(b)appoints a custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries; or
(c)orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; or
(8)(i) any Security Document ceases to be in full force and effect (except as permitted by the terms of this Indenture or the Security Documents) for a period of 30 days after the Company or any Guarantor receives notice thereof, (ii) any of the Security Documents ceases to give the Holders a valid, perfected security interest (except as permitted by the terms of this Indenture or the Security Documents) for a period of 30 days after the Company or any Guarantor receives notice thereof or (iii) the Company or any Guarantor fails to grant and perfect any security interest required by the Security Documents to be so granted and perfected, in each case with respect to Collateral having a fair market value in excess of $10.0 million in the aggregate with respect to clauses (i), (ii) and (iii) of this SECTION 6.1(8).
SECTION 6.2. Acceleration.
If an Event of Default (other than an Event of Default specified in clause (7) of SECTION 6.1 with respect to the Company) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default (other than the nonpayment of accelerated principal of, premium, if any, or interest on the Notes) have been cured or waived as provided in this Indenture.

In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (5) of SECTION 6.1 has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) of SECTION 6.1 shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
If an Event of Default specified in clause (7) of SECTION 6.1 occurs with respect to the Company, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the best interests of the Holders.
No Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.
SECTION 6.3. Other Remedies.
If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Pursuant to SECTION 4.4, the Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon (and in any event no later than 5 Business Days after) becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

SECTION 6.4. Waiver of Past Defaults.
The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes (other than as a result of an acceleration), which shall require the consent of all of the Holders of the Notes then outstanding.
SECTION 6.5. Control by Majority.
The Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust power conferred on it. However, (i) the Trustee may refuse to follow any direction that conflicts with law or this Indenture or the Intercreditor Agreement, that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability, and (ii) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 6.6. Limitation on Suits.
A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(a)the Holder gives to the Trustee written notice of a continuing Event of Default or the Trustee receives such notice from the Company;
(b)the Holders of at least 25% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(c)such Holder or Holders offer and, if requested, provide to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense which might be incurred by it in compliance with such request or directive;
(d)the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of such indemnity or security; and
(e)during such 60-day period the Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
SECTION 6.7. Rights of Holders of Notes to Receive Payment.
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium, if any, and interest on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
SECTION 6.8. Collection Suit by Trustee.
If an Event of Default specified in SECTION 6.1(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
SECTION 6.9. Trustee May File Proofs of Claim.
The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other securities or property payable or deliverable upon the conversion or exchange of the Notes or on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under SECTION 7.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
SECTION 6.10. Priorities.
Subject to the Security Documents, any money collected by the Trustee pursuant to this Article VI and any money or other property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, if any, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
First: to the Trustee (including any predecessor Trustee) and the Second Lien Collateral Agent, their agents and attorneys for amounts due under SECTION 7.7 hereof, including payment of all reasonable compensation, expense and liabilities incurred, and all advances made, by the Trustee or the Second Lien Collateral Agent and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this SECTION 6.10.
SECTION 6.11. Undertaking for Costs.
In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE VII
TRUSTEE
SECTION 7.1. Duties of the Trustee.
(a)If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)Except during the continuance of an Event of Default:
(i)the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall be under a duty to examine the certificates and opinions specifically required to be furnished to it to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or conclusions stated therein).
(c)The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)this paragraph does not limit the effect of paragraphs (b) or (e) of this SECTION 7.1;
(ii)the Trustee shall not be liable for any error of judgment made in good faith by an officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.5 hereof.
(d)Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e) and (f) of this SECTION 7.1.
(e)No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture or the Security Documents at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(f)The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law and except for money held in trust pursuant to Article VIII.
(g)The Trustee shall not be charged with knowledge of any Event of Default unless either (1) a Responsible Officer shall have actual knowledge of such Event of Default or (2) written notice of such Event of Default shall have been received by a Responsible Officer in accordance with the provisions of this Indenture.
SECTION 7.2. Rights of Trustee.

(a)    The Trustee, as Trustee and acting in each of its capacities hereunder, may conclusively rely and shall be fully protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
(b)    Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of the Trustee’s own choosing and the Trustee shall be fully protected from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance on the advice or opinion of such counsel or on any Opinion of Counsel.
(c)    The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care.
(d)    The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture or the Security Documents. Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or a Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.
(f)    The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
(g)    The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or documents, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours the books, records and premises of the Company or any Guarantor, personally or by agent or attorney at the sole cost of the Company, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)    The rights, privileges, protections and benefits given to the Trustee, including, without limitation, its rights to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Persons employed to act hereunder.
(i)    The Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.
SECTION 7.3. Individual Rights of Trustee.
The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
SECTION 7.4. Trustee’s Disclaimer.
The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Security Documents or the Notes, and it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer’s or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes, any statement or recital in any document in connection with the sale of the Notes, the Security Documents or pursuant to this Indenture other than its certificate of authentication on the Notes.
SECTION 7.5. Notice of Defaults.
If a Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall send electronically or mail to Holders a notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the Holders.
SECTION 7.6. [Reserved].
SECTION 7.7. Compensation and Indemnity.
The Issuer shall pay to the Trustee and the Second Lien Collateral Agent from time to time compensation for its acceptance of this Indenture and the Security Documents and services hereunder as the parties will agree from time to time. The Trustee’s and the Second Lien Collateral Agent’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee and the Second Lien Collateral Agent promptly upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include, but not limited to, the reasonable compensation, disbursements and expenses of the Trustee’s and the Second Lien Collateral Agent’s agents and counsel.
The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee and the Second Lien Collateral Agent (which for purposes of this SECTION 7.7 shall include its officers, directors, employees and agents) against any and all claims, damage, losses, liabilities or expenses (including reasonable attorneys’ fees) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture and the Security Documents against the Issuer (including this SECTION 7.7) and defending itself against any claim (whether asserted by the Issuer or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder except to the extent any such loss, claim, damage, liability or expense may be attributable to its negligence, willful misconduct or bad faith. The Trustee and the Second Lien Collateral Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee and the Second Lien Collateral Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Trustee and the Second Lien Collateral Agent may have separate counsel and the Issuer shall pay the reasonable fees and expenses of one such counsel. The Issuer need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Under no circumstances shall the Trustee or the Second Lien Collateral Agent be liable for any consequential or punitive damages of any kind.
The obligations of the Issuer and the Guarantors under this SECTION 7.7 shall survive the satisfaction and discharge or termination for any reason of this Indenture or the resignation or removal of the Trustee or the Second Lien Collateral Agent.
To secure the Issuer’s and the Guarantors’ obligations in this SECTION 7.7, the Trustee and the Second Lien Collateral Agent shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal or interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge or termination for any reason of this Indenture and the resignation or removal of the Trustee.
In addition, and without prejudice to the rights provided to the Trustee and the Second Lien Collateral Agent under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services after an Event of Default specified in SECTION 6.1(7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
“Second Lien Collateral Agent” for the purposes of this SECTION 7.7 shall include any predecessor Second Lien Collateral Agent and the Second Lien Collateral Agent in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder or under the Security Documents;

“Trustee” for the purposes of this SECTION 7.7 shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
SECTION 7.8. Replacement of Trustee.
A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this SECTION 7.8.
The Trustee may resign at any time and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(a)    the Trustee fails to comply with SECTION 7.10 hereof;
(b)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(c)    a Custodian or public officer takes charge of the Trustee or its property; or
(d)    the Trustee becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall notify each Holder of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of all outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Promptly after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in SECTION 7.7 hereof, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall deliver notice of its succession to each Holder.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in aggregate principal amount of all outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
If the Trustee fails to comply with SECTION 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding replacement of the Trustee pursuant to this SECTION 7.8, the Issuer’s obligations under SECTION 7.7 hereof shall continue for the benefit of the retiring Trustee.
SECTION 7.9. Successor Trustee by Merger, Etc.
If the Trustee or any Agent consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee or any Agent, as applicable.
SECTION 7.10. Eligibility; Disqualification.
There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power and that is subject to supervision or examination by federal or state authorities. The Trustee together with its affiliates shall at all times have a combined capital and surplus of at least $50.0 million as set forth in its most recent annual report of condition.
SECTION 7.11. [Reserved].
SECTION 7.12. Trustee’s Application for Instructions from the Issuer.
Any application by the Trustee for written instructions from the Issuer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than 20 Business Days after the date any officer of the Issuer actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Trustee shall have received written instructions in response to such application specifying the action to be taken or omitted.
ARTICLE VIII
SATISFACTION AND DISCHARGE; DEFEASANCE AND COVENANT DEFEASANCE
SECTION 8.1. Option to Effect Defeasance or Covenant Defeasance.
The Issuer may, at the option of its Board of Directors evidenced by a Board Resolution set forth in an Officer’s Certificate, at any time, elect to have either SECTION 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.
SECTION 8.2. Defeasance and Discharge.

(a)    Upon the Issuer’s exercise under SECTION 8.1 hereof of the option applicable to this SECTION 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in SECTION 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “defeasance”). For this purpose, defeasance means that the Issuer shall be deemed to have paid and discharged the entire Debt represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of SECTION 8.5 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest, if any, on such Notes when such payments are due from the trust referred to in SECTION 8.4(1); (b) the Issuer’s obligations with respect to such Notes under Sections 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, 2.10 and 4.2 hereof; (c) the rights, powers, trusts, benefits and immunities of the Trustee, including without limitation thereunder, under SECTION 7.7, 8.5 and 8.7 hereof and the Issuer’s obligations in connection therewith; (d) the Company’s rights pursuant to SECTION 3.7; and (e) the provisions of this Article VIII. Subject to compliance with this Article VIII, the Issuer may exercise its option under this SECTION 8.2 notwithstanding the prior exercise of its option under SECTION 8.3 hereof.
(b)    The Issuer and the Guarantors may terminate their respective obligations under this Indenture and the Security Documents (a “Discharge”) when:
(1)either: (A) all Notes that have been authenticated and delivered have been delivered to the Trustee for cancellation, or (B) all such Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable or (ii) will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee immediately available funds or U.S. Government Obligations in an amount sufficient to pay and discharge the entire indebtedness on the Notes, not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or date of redemption;
(2)the Issuer has paid or caused to be paid all other sums then due and payable under this Indenture by the Issuer;
(3)the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(4)the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be; and

(5)the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.
(c)    The Issuer may elect, at its option, to have its obligations discharged with respect to the outstanding Notes and the Security Documents (“legal defeasance”). Such defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for:
(1)    the rights of Holders of such Notes to receive payments in respect of the principal of and any premium and interest on such Notes when payments are due,
(2)    the Issuer’s obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,
(3)    the rights, powers, trusts, duties and immunities of the Trustee,
(4)    the Company’s right of optional redemption, and
(5)    the legal defeasance provisions of this Indenture.
(d)    If the Issuer exercises its legal defeasance option, the Subsidiary Guarantees in effect at such time will terminate.
SECTION 8.3. Covenant Defeasance.
Upon the Issuer’s exercise under SECTION 8.1 hereof of the option applicable to this SECTION 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in SECTION 8.4 hereof, be released from its obligations under the covenants contained in Sections 4.3, 4.4, 4.7, 4.8, 4.9, 4.10, 4.11, 4.12, 4.13, 4.14, 4.16, 4.17, 4.18, 4.19, 4.20. 4.21 and 5.1 hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes, the Issuer or any of its Subsidiaries may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under SECTION 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under SECTION 8.1 hereof of the option applicable to this SECTION 8.3, subject to the satisfaction of the conditions set forth in SECTION 8.4 hereof, SECTION 6.1(4) hereof shall not constitute an Event of Default.
SECTION 8.4. Conditions to Defeasance or Covenant Defeasance.
The following shall be the conditions to the application of either SECTION 8.2 or 8.3 hereof to the outstanding Notes:
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding Notes:
(1)    the Issuer must irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the Holders of such Notes: (A) money in an amount, or (B) U.S. government obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount or (C) a combination thereof, in each case sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the entire indebtedness in respect of the principal of and premium, if any, and interest on such Notes on the Stated Maturity thereof or (if the Issuer has made irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Issuer) the redemption date thereof, as the case may be, in accordance with the terms of this Indenture and such Notes;
(2)    in the case of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable United States federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders and beneficial owners of such Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, defeasance and discharge were not to occur;
(3)    in the case of covenant defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders and beneficial owners of such outstanding Notes will not recognize gain or loss for United States federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to such Notes and will be subject to United States federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and covenant defeasance were not to occur;

(4)    no Default or Event of Default with respect to the outstanding Notes shall have occurred and be continuing at the time of such deposit after giving effect thereto (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien to secure such borrowing);
(5)    [Reserved];
(6)    such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or material instrument (other than this Indenture) to which the Company is a party or by which the Company is bound; and
(7)    the Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.
In connection with a Discharge, in the event the Issuer becomes insolvent within the applicable preference period after the date of deposit, monies held for the payment of the Notes may be part of the bankruptcy estate of the Issuer, disbursement of such monies may be subject to the automatic stay of Bankruptcy Law and monies disbursed to Holders may be subject to disgorgement in favor of the Issuer’s estate. Similar results may apply upon the insolvency of the Issuer during the applicable preference period following the deposit of monies in connection with defeasance.
SECTION 8.5. Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
Subject to SECTION 8.6 hereof, all money and non-callable U.S. government obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this SECTION 8.5, the “Trustee”) pursuant to SECTION 8.4 hereof in respect of the outstanding Notes shall be held in trust, shall not be invested, and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company or any Subsidiary acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. government obligations deposited pursuant to SECTION 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer and be relieved of all liability with respect to any money or non-callable U.S. government obligations held by it as provided in SECTION 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under SECTION 8.4(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.
SECTION 8.6. Repayment to Issuer.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest, if any, on any Note and remaining unclaimed for one year after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its written request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.
SECTION 8.7. Reinstatement.
If the Trustee or Paying Agent is unable to apply any United States dollars or non- callable U.S. government obligations in accordance with SECTION 8.2 or 8.3 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to SECTION 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with SECTION 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE IX
AMENDMENT, SUPPLEMENT AND WAIVER
SECTION 9.1. Without Consent of Holders of the Notes.
Notwithstanding SECTION 9.2 of this Indenture, without the consent of any Holders, the Issuer, the Guarantors, Trustee and the Second Lien Collateral Agent, as applicable, at any time and from time to time, may enter into one or more indentures supplemental to this Indenture or other documents or instruments to amend or supplement the Security Documents, for any of the following purposes:
(1)to evidence the succession of another Person to the Company and the assumption by any such Successor Entity of the covenants of the Company in this Indenture, the Note Guarantees, and the Notes and the Security Documents;
(2)to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer;
(3)to add additional Events of Default;
(4)to provide for uncertificated Notes in addition to or in place of the certificated Notes;
(5)to evidence and provide for the acceptance of appointment under this Indenture by a successor Trustee or under the Security Documents of a successor Second Lien Collateral Agent thereunder, pursuant to the requirements thereof;
(6)to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture;
(7)to add a Guarantor or to release a Guarantor in accordance with the terms of this Indenture;
(8)to cure any ambiguity, defect, omission, mistake or inconsistency;
(9)to make any other provisions with respect to matters or questions arising under this Indenture; provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of the Company;
(10)to conform the text of this Indenture, the Notes or the Security Documents to any provision of the “Description of notes” in the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”;
(11)to effect or maintain the qualification of the Indenture under the TIA;
(12)to add additional assets as Collateral or grant any Lien in favor of the Second Lien Collateral Agent to secure the Notes and/or the related Guarantees;
(13)to confirm and evidence the release, termination, discharge or retaking of any guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under this Indenture or the Security Documents; or

(14)to provide for the accession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an incurrence of additional First Lien Obligations or Second Lien Obligations permitted by this Indenture and the Security Documents and to provide for an intercreditor agreement with creditors for whom a junior lien on the Collateral is to be granted.
In addition, the Holders will be deemed to have consented for purposes of the Security Documents to any of the following amendments, waivers and other modifications to the Security Documents:
(1)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Permitted Additional Pari Passu Secured Obligations that are incurred in compliance with the Credit Agreement, this Indenture and the Security Documents and (B) to establish that the Liens on any Collateral securing such Permitted Additional Pari Passu Secured Obligations shall rank equally under the Intercreditor Agreement with the Liens on such Collateral securing the obligations under this Indenture, the Notes and the Note Guarantees and junior and subordinated to the Liens on such Collateral securing any First Lien Obligations, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment;
(2)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding First Lien Obligations that are incurred in compliance with the Credit Agreement, this Indenture and the Security Documents and (B) to establish that the Liens on any Collateral securing such First Lien Obligations shall rank equally under the Intercreditor Agreement with the Liens on such Collateral securing the obligations under the Credit Agreement and senior to the Liens on such Collateral securing any obligations under this Indenture, the Notes and the Note Guarantees, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment;
(3)    to establish that the Liens on any Collateral securing any Debt replacing the Credit Agreement permitted to be Incurred under SECTION 4.9 that represent First Lien Obligations shall be senior to the Liens on such Collateral securing any obligations under this Indenture, the Notes and the Note Guarantees, which obligations shall continue to be secured on a second-priority basis on the Collateral;
(4)    to effectuate the release of any Guarantor and/or Collateral in accordance with the terms of this Indenture and the Security Documents, as applicable; and
(5)    upon any cancellation or termination of the Credit Agreement and all other First Lien Obligations without a replacement thereof, to establish that the Collateral securing the Notes and the Note Guarantees shall become first priority Collateral, except as set forth below under SECTION 11.3.
SECTION 9.2. With Consent of Holders of Notes.

With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, but excluding any consents obtained in respect of Notes beneficially owned by the Company or its Affiliates), the Issuer, the Guarantors, the Trustee and the Second Lien Collateral Agent, as applicable, may enter into an indenture or indentures supplemental to this Indenture or other documents or instruments to amend or supplement the Security Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture, the Security Documents or the Notes or of modifying in any manner the rights of the Holders of the Notes under this Indenture or the Security Documents, including the definitions herein; provided, however, that no such supplemental indenture or other documents or instruments shall, without the consent of the Holder of each outstanding Note affected thereby:
(1)    change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor;
(2)    reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture;
(3)    modify the obligations of the Company to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification is made after the time that the Company is required to make an Offer to Purchase in connection with a Change of Control or Asset Sale;
(4)    modify or change any provision of this Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes;
(5)    modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby; or
(6)    release any Note Guarantees required to be maintained under this Indenture (other than in accordance with the terms of this Indenture).

The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under this Indenture and its consequences, except a default:
(1)    in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Issuer); or
(2)    in respect of a covenant or provision hereof which under this Indenture or the Security Documents cannot be modified or amended without the consent of the Holder of each outstanding Note affected, each of which, for the avoidance of doubt, shall require the consent of all the Holders of the Notes outstanding.
In addition, except pursuant to the clauses set forth above, without the consent of the Holders of at least 66 and 1/2% of the principal amount of the outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, but excluding any consents obtained in respect of Notes beneficially owned by the Company or its Affiliates), no amendment, supplement or waiver may modify any Security Document or the provisions in this Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture and the Security Documents) or change or alter the priority of the security interests in the Collateral.
SECTION 9.3. [Reserved].
SECTION 9.4. Revocation and Effect of Consents.
Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. When an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder.
The Issuer may, but shall not be obligated to, fix a record date for determining which Holders consent to such amendment, supplement or waiver. If the Issuer fixes a record date, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished for the Trustee prior to such solicitation pursuant to SECTION 2.5 hereof or (ii) such other date as the Issuer shall designate.
SECTION 9.5. Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
After any amendment, supplement or waiver becomes effective, the Company shall mail to Holders a notice briefly describing such amendment, supplement or waiver. The failure to give such notice shall not affect the validity and effect of such amendment, supplement or waiver.
SECTION 9.6. Trustee to Sign Amendments, Etc.
The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer and the Guarantors may not sign an amendment or supplemental indenture until their respective Boards of Directors approve it. In signing or refusing to sign any amendment or supplemental indenture the Trustee shall be entitled to receive and (subject to SECTION 7.1 hereof) shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplemental indenture is authorized or permitted by this Indenture, that all conditions precedent thereto have been met or waived, that such amendment or supplemental indenture is not inconsistent herewith, and that it will be valid and binding upon the Issuer in accordance with its terms.
ARTICLE X
NOTE GUARANTEES
SECTION 10.1. Notes Guarantees.
(a)Each Guarantor hereby jointly and severally, fully, unconditionally and irrevocably guarantees the Notes and obligations of the Issuer hereunder and thereunder, and guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, on behalf of such Holder, that: (i) the principal of and premium, if any and interest on the Notes shall be paid in full when due, whether at Stated Maturity, by acceleration, call for redemption or otherwise (including, without limitation, the amount that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Law), together with interest on the overdue principal, if any, and interest on any overdue interest, to the extent lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same shall be paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Each of the Note Guarantees shall be a guarantee of payment and not of collection.
(b)Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.
(c)Each Guarantor hereby waives the benefits of diligence, presentment, demand for payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that the Note Guarantee of such Guarantor shall not be discharged as to any Note except by complete performance of the obligations contained in such Note and such Note Guarantee or as provided for in this Indenture. Each of the Guarantors hereby agrees that, in the event of a default in payment of principal or premium, if any or interest on such Note, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Note, subject to the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce such Guarantor’s Note Guarantee without first proceeding against the Company or any other Guarantor. Each Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Notes, to collect interest on the Notes, or to enforce or exercise any other right or remedy with respect to the Notes, such Guarantor shall pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
(d)If any Holder or the Trustee is required by any court or otherwise to return to the Issuer or any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, the Note Guarantee of each of the Guarantors, to the extent theretofore discharged, shall be reinstated in full force and effect. This paragraph (d) shall remain effective notwithstanding any contrary action which may be taken by the Trustee or any Holder in reliance upon such amount required to be returned. This paragraph (d) shall survive the termination of this Indenture.
(e)Each Guarantor further agrees that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of the Note Guarantee of such Guarantor, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations

(whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Note Guarantee of such Guarantor.
SECTION 10.2. Delivery of Note Guarantee.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantors.
SECTION 10.3. Severability.
In case any provision of any Note Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 10.4. Limitation of Guarantors’ Liability.
Each Guarantor and by its acceptance of Notes, each Holder, confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law relating to fraudulent transfer or conveyance. To effectuate the foregoing intention, the Trustee, the Holders and Guarantors hereby irrevocably agree that the obligations of such Guarantor under its Note Guarantee shall be limited to the maximum amount that will not, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Note Guarantee, result in the obligations of such Guarantor under its Note Guarantee constituting a fraudulent transfer or conveyance.
SECTION 10.5. Guarantors May Consolidate, Etc., on Certain Terms.
Except as otherwise provided in SECTION 10.6, a Guarantor may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless:
(1)immediately after giving effect to such transactions, no Default or Event of Default exists; and
(2)either:
(A)the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture pursuant to a supplemental indenture satisfactory to the Trustee; or

(B)the Net Cash Proceeds of any such sale or other disposition of a Guarantor are applied in accordance with the provisions of SECTION 4.10 hereof; and
(3)the Company delivers, or causes to be delivered, to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such sale, other disposition, consolidation or merger complies with the requirements of this Indenture.
In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all such Note Guarantees had been issued at the date of the execution hereof.
Except as set forth in Articles IV and V hereof, and notwithstanding clauses (1) and (2) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.
SECTION 10.6. Releases Following Sale of Assets.
Any Guarantor shall be released and relieved of any obligations under this Note Guarantee, in connection with (1) any sale or other transfer or disposition by the Issuer or any Subsidiary of the Issuer of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either immediately before or immediately after giving effect to such transaction) an Affiliate of the Issuer, if the Issuer or the Guarantor applies the Net Cash Proceeds of that sale or other disposition in accordance with the provisions of SECTION 4.10 hereof; (2) any sale or other transfer or disposition of all of the Capital Interests in any Guarantor by the Issuer or any Subsidiary of the Issuer to a Person that is not (either immediately before or immediately after giving effect to such transaction) an Affiliate of the Issuer, if the Issuer applies the Net Cash Proceeds of that sale in accordance with the provisions of SECTION 4.10 hereof; (3) the occurrence of any other transaction permissible under this Indenture pursuant to which such Guarantor ceases to be a Subsidiary or (4) the release of a Guarantor of its guarantee obligations in respect of the Credit Facilities. At the request of the Issuer, the Issuer, such Guarantor and the Trustee shall execute a supplemental indenture evidencing such release and discharge; provided that in connection with any such supplemental indenture, the Issuer shall deliver an Officer’s Certificate to the Trustee certifying that the conditions to such release and discharge, including without limitation SECTION 4.10 (if applicable) hereof, have been satisfied, and the Trustee shall execute any documents reasonably requested by the Issuer to evidence such release and discharge.

Any Guarantor not released from its obligations under this Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article X.
SECTION 10.7. Release of a Guarantor.
Any Guarantor that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary in accordance with the terms of this Indenture shall, at such time, be deemed automatically and unconditionally released and discharged of its obligations under its Note Guarantee without any further action on the part of the Trustee or any Holder. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of the Company’s request for such release accompanied by an Officer’s Certificate certifying as to the compliance with this SECTION 10.7. Any Guarantor not so released shall remain liable for the full amount of principal of and interest on the Notes as provided in its Note Guarantee.
SECTION 10.8. Benefits Acknowledged.
Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that its guarantee and waivers pursuant to its Note Guarantee are knowingly made in contemplation of such benefits.
SECTION 10.9. Future Guarantors.
Each Person that is required to become a Guarantor after the Issue Date pursuant to SECTION 4.17 shall promptly execute and deliver to the Trustee a supplemental indenture pursuant to which such Person shall become a Guarantor. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officer’s Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Person and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a legal, valid and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.
ARTICLE XI
SECURITY
SECTION 11.1 Security Interest.
(a)The due and punctual payment of the principal of, premium, if any, interest, if any, on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether on a date an interest payment is due, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Issuer and the Guarantors to the Holders or the Trustee under this Indenture, the Security Documents, the Note Guarantees and the Notes shall be secured as provided in the Security Documents.  Notwithstanding anything to the contrary herein, no Second Lien Collateral shall consist of any Excluded Property and real property.
(b)Each Holder, by its acceptance of a Note, consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended from time to time in accordance with its respective terms, and authorizes and directs the Second Lien Collateral Agent to (i) enter into this Indenture and the Security Documents, whether executed on or after the Issue Date, (ii) make the representations of the Holders set forth in the Security Documents, (iii) bind the Holders on the terms as set forth in the Security Documents and (iv) perform and observe its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each of the Guarantors to do or cause to be done, at its sole cost and expense, all such actions and things as may be required by the provisions of the Security Documents and applicable law, to assure and confirm to the Second Lien Collateral Agent the security interests in the Collateral contemplated by the Security Documents, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Notes and Note Guarantees secured hereby, according to the intent and purpose herein and therein expressed and subject to the Intercreditor Agreement, including taking all commercially reasonable actions (including filing of Uniform Commercial Code continuation statements and Uniform Commercial Code amendments) required to cause the Security Documents to create and maintain, as security for the Obligations contained in this Indenture, the Notes, the Security Documents and the Note Guarantees valid and enforceable, perfected (to the extent required therein) security interests in and on all the Collateral, in favor of the Second Lien Collateral Agent, superior to and prior to the rights of all third Persons other than as set forth in the Intercreditor Agreement, and subject to no other Liens, in each case, except as expressly provided herein or therein. If required for the purpose of meeting the legal requirements of any jurisdiction in which any of the Second Lien Collateral may at the time be located, the Issuer shall have the power to appoint, and shall take all reasonable action to appoint, one or more Persons to act as co-Second Lien Collateral Agent with respect to any such Collateral, with such rights and powers limited to those deemed necessary for the Issuer, the Trustee or the Second Lien Collateral Agent to comply with any such legal requirements with respect to such Collateral, and which rights and powers shall not be inconsistent with the provisions of this Indenture.
SECTION 11.2 Release of Collateral.
(a)    The Second Lien Collateral Agent shall not at any time release Second Lien Collateral from the security interests created by the Security Documents unless such release is in accordance with the provisions of this Indenture and the applicable Security Documents.
(b)    The release of any Second Lien Collateral from the terms of the Security Documents shall not be deemed to impair the security under this Indenture in the contravention of the provisions hereof if and to the extent the Second Lien Collateral is released pursuant to this Indenture and the Security Documents.
SECTION 11.3 Release of Liens.
(a)    The Issuer and the Guarantors will be entitled to releases of Liens included in the Second Lien Collateral under any one or more of the following circumstances, and such Liens shall immediately and automatically, without the need for any further action by any Person, be released, terminated and discharged:
(1)in whole, upon a legal defeasance or a covenant defeasance of the Notes as set forth under Article 8;
(2)in whole, upon satisfaction and discharge of this Indenture, as set forth under Article 8;
(3)in whole, upon payment in full of principal, interest and all Obligations on the Notes issued under this Indenture;
(4)in whole or in part, with the consent of the requisite holders of the Notes in accordance with the provisions under Article 9, including consents obtained in connection with a tender offer or exchange offer for, or purchase of, Notes;
(5)in part, as to any asset constituting Second Lien Collateral to the extent it becomes Excluded Property; and
(6)in part, as to any asset constituting Second Lien Collateral (A) that is sold, transferred or otherwise disposed of by the Issuer or any of the Guarantors (other than to the Issuer or Guarantor) in a transaction permitted by this Indenture (to the extent of the interest sold or disposed of); (B) to the extent such Second Lien Collateral is comprised of property leased to the Issuer or the Guarantors, upon termination or expiration of such lease; (C) that is owned by a Guarantor that is released from its Note Guarantee; or (D) that is otherwise released in accordance with this Indenture or the Security Documents.
In addition, Liens securing the Guarantee of any Guarantor will be automatically released when such Guarantor’s Note Guarantee is released in accordance with the terms of SECTION 10.7.
(b)    Upon receipt of such Officer’s Certificate and any necessary or proper instruments of termination, satisfaction or release prepared by the Issuer, the Second Lien Collateral Agent (at the expense of the Company) shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Second Lien Collateral permitted to be released pursuant to this Indenture or the Security Documents.
SECTION 11.4 Form and Sufficiency of Release.

In the event that the Issuer or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Second Lien Collateral that may be sold, exchanged or otherwise disposed of by such Issuer or such Guarantor (other than to an Issuer or any Guarantor), and such Issuer or such Guarantor requests in writing that the Second Lien Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Security Documents, the Second Lien Collateral Agent shall execute, acknowledge and deliver (at the expense of the Company) to the Issuer or such Guarantor (in proper form prepared by the Issuer or such Guarantor) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release.  Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Second Lien Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Security Documents.
SECTION 11.5 Purchaser Protected.
No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Second Lien Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuer be under any obligation to ascertain or inquire into the authority of the Issuer to make such sale or other disposition.
SECTION 11.6 The Second Lien Collateral Agent.
(a)    The Issuer and each of the Guarantors hereby designates and appoints the Second Lien Collateral Agent to act as the collateral agent under this Indenture and the Security Documents, and each of the Holders, by acceptance of the Notes hereby, irrevocably agrees to such appointment and authorizes the Second Lien Collateral Agent to take such action on its behalf under the provisions of this Indenture and the Security Documents and to exercise such powers and perform such duties as are expressly delegated to the Second Lien Collateral Agent by the terms of this Indenture and the Security Documents, and consents and agrees to the terms of each Security Document, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. The Second Lien Collateral Agent agrees to act as such on the express conditions contained in this SECTION 11.6.  Each Holder agrees that any action taken by the Second Lien Collateral Agent in accordance with the provisions of this Indenture and the Security Documents, and the exercise by the Second Lien Collateral Agent of any rights or remedies set forth herein and therein shall be authorized and binding upon all Holders. Notwithstanding any provision to the contrary contained elsewhere in this Indenture and the Security Documents, the duties of the Second Lien Collateral Agent shall be ministerial and administrative in nature, and the Second Lien Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the Security Documents to which the Second Lien Collateral Agent is a party, nor shall the Second Lien Collateral Agent have or be deemed to have any trust or other fiduciary relationship with the Trustee, any Holder or the Issuer or any Guarantor, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture and the Security Documents or otherwise exist against the Second Lien Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” in this Indenture with reference to the Second Lien Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
(b)    The Second Lien Collateral Agent may perform any of its duties under this Indenture or the Security Documents by or through receivers, agents, employees, attorneys-in-fact or with respect to any specified Person, such Person’s Affiliates, and the respective officers, directors, employees, agents, advisors and attorneys-in-fact of such Person and its Affiliates (a “Related Person”), and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Second Lien Collateral Agent shall not be responsible for the negligence or misconduct of any receiver, agent, employee, attorney-in-fact or Related Person that it selects as long as such selection was made in good faith and with due care, but such receiver, agent, employee, attorney-in-fact or Related Person shall be liable to the Issuer for any losses caused by their negligence or misconduct.
(c)    None of the Second Lien Collateral Agent or any of its respective Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Indenture or the transactions contemplated hereby (except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except to the extent that any of the foregoing are found by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct) or (ii) be responsible in any manner to any of the Trustee or any Holder for any recital, statement, representation, warranty, covenant or agreement made by the Issuer or any Guarantor or Affiliate of the Issuer or any Guarantor, or any Officer or Related Person thereof, contained in this Indenture or the Security Documents, or in any certificate, report, statement or other document referred to or provided for in, or received by the Second Lien Collateral Agent under or in connection with, this Indenture or the Security Documents, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Indenture or the Security Documents, or for any failure of the Issuer or any Guarantor or any other party to this Indenture or the Security Documents to perform its obligations hereunder or thereunder. None of the Trustee, the Second Lien Collateral Agent or any of its respective Related Persons shall be under any obligation to the Trustee or any Holder to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Indenture or the Security Documents or to inspect the properties, books, or records of the Issuer or Guarantor or any Affiliates of them.
(d)    The Second Lien Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, certification, telephone message, statement, or other communication, document or conversation (including those by telephone or e-mail) believed by it in good faith to be genuine and correct and to have been signed, sent, or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Issuer or any Guarantor), independent accountants and other experts and advisors selected by the Second Lien Collateral Agent. The Second Lien Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, or other paper or document. The Second Lien Collateral Agent shall be fully justified in failing or refusing to take any action under this Indenture or the Security Documents unless it shall first receive such advice or concurrence of the Trustee or the Holders of a majority in aggregate principal amount of the Notes, or as otherwise provided in this Indenture or the Security Documents, as it determines and, if it so requests, it shall first be indemnified to its satisfaction by the Holders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Except as otherwise provided in the Security Documents, the Second Lien Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Indenture or the Security Documents in accordance with a request, direction, instruction or consent of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes, or as otherwise provided in this Indenture or the Security Documents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Holders.
(e)    The Second Lien Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless a Responsible Officer of the Second Lien Collateral Agent shall have received written notice from the Trustee or the Issuer referring to this Indenture, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Second Lien Collateral Agent shall take such action with respect to such Default or Event of Default as may be requested by the Trustee in accordance with Article 6 or the Holders of a majority in aggregate principal amount of the Notes (subject to this SECTION 11.6), subject to the terms of the Security Documents.
(f)    The Second Lien Collateral Agent may resign at any time by notice to the Trustee and the Issuer, such resignation to be effective upon the acceptance of a successor agent to its appointment as Second Lien Collateral Agent. If the Second Lien Collateral Agent resigns under this Indenture and the Security Documents, the Issuer and the Guarantors shall appoint a successor collateral agent. If no successor collateral agent is appointed prior to the intended effective date of the resignation of the Second Lien Collateral Agent (as stated in the notice of resignation, which date shall not be earlier than ten Business Days following the date on which such notice is delivered to the Issuer), the Trustee, at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, may appoint a successor collateral agent, subject to the consent of the Issuer (which consent shall not be unreasonably withheld and which shall not be required during a continuing payment or bankruptcy Event of Default). If no successor collateral agent is appointed and consented to by the Issuer pursuant to the preceding sentence within thirty (30) days after the intended effective date of resignation (as stated in the notice of resignation) the Second Lien Collateral Agent shall be entitled to petition a court of competent jurisdiction to appoint a successor, at the expense of the Issuer. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Second Lien Collateral Agent, and the term “Second Lien Collateral Agent” shall mean such successor collateral agent, and the retiring Second Lien Collateral Agent’s appointment, powers and duties as the Second Lien Collateral Agent shall be terminated. After the retiring Second Lien Collateral Agent’s resignation hereunder, the provisions of this SECTION 11.6 (and SECTION 7.7) shall continue to inure to its benefit and the retiring Second Lien Collateral Agent shall not by reason of such resignation be deemed to be released from liability as to any actions taken or omitted to be taken by it while it was the Second Lien Collateral Agent under this Indenture.
(g)    The Trustee shall initially act as Second Lien Collateral Agent and shall be authorized to appoint co-Second Lien Collateral Agents as necessary in its sole discretion. Except as otherwise explicitly provided herein or in the Security Documents, neither the Second Lien Collateral Agent nor any of its respective officers, directors, employees or agents or other Related Persons shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The Second Lien Collateral Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers.
(h)    The Second Lien Collateral Agent is each Holder’s agent for the purpose of securing and perfecting the assets subject to the Security Documents. Should the Trustee obtain possession of any such Collateral, upon request from the Issuer, the Trustee shall notify the Second Lien Collateral Agent thereof and promptly shall deliver such Collateral to the Second Lien Collateral Agent or otherwise deal with such Collateral in accordance with the Second Lien Collateral Agent’s instructions.
(i)    In no event shall the Second Lien Collateral Agent have any obligation whatsoever to the Trustee or any of the Holders to assure that the Collateral exists or is owned by the Issuer or any Guarantor or is cared for, protected, or insured or has been encumbered, or that the Second Lien Collateral Agent’s Liens have been properly or sufficiently or lawfully created, perfected, protected, maintained or enforced or are entitled to any particular priority, or to determine whether all of the Issuer’s or Guarantors’ property constituting collateral intended to be subject to the Lien and security interest of the Security Documents has been properly and completely listed or delivered, as the case may be, or the genuineness, validity, marketability or sufficiency thereof or title thereto, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the rights, authorities, and powers granted or available to the Second Lien Collateral Agent pursuant to this Indenture or any Security Document other than pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the Notes or as otherwise provided in the Security Documents or this Indenture.
(j)    If the Issuer or any Guarantor (i) incurs at any time when no applicable intercreditor agreement is in effect or at any time when Debt entitled to the benefit of an existing Intercreditor Agreement is concurrently retired, and (ii) delivers to the Second Lien Collateral

Agent an Officer’s Certificate so stating and requesting the Second Lien Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the applicable Intercreditor Agreement) in favor of a designated agent or representative for the holders of the obligations so incurred, together with an Opinion of Counsel, the Second Lien Collateral Agent shall (and is hereby authorized and directed to) enter into such intercreditor agreement (at the sole expense and cost of the Issuer, including legal fees and expenses of the Second Lien Second Lien Collateral Agent), bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
(k)    No provision of this Indenture shall require the Second Lien Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or to take or omit to take any action hereunder or thereunder or take any action at the request or direction of Holders unless it shall have received indemnity satisfactory to the Second Lien Collateral Agent against potential costs and liabilities incurred by the Second Lien Collateral Agent relating thereto.
(l)    After the occurrence and continuance of an Event of Default, subject to the provisions of the Security Documents, the Trustee, acting at the direction of the Holders of a majority of the aggregate principal amount of the Notes then outstanding, or as otherwise provided in this Indenture or the Security Documents, may direct the Second Lien Collateral Agent in connection with any action required or permitted by this Indenture or the Security Documents.
(m)    Notwithstanding anything to the contrary contained herein but subject to the Security Documents, the Second Lien Collateral Agent shall act pursuant to the instructions of the Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes, or as otherwise provided in this Indenture or the Security Documents, solely with respect to the Security Documents and the Collateral.
SECTION 11.7 Authorization of Receipt of Funds by the Trustee Under the Security Documents.
The Second Lien Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Security Documents and to the extent not prohibited under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself and the Holders in accordance with the provisions of this Indenture, the Security Documents and the Intercreditor Agreement.
SECTION 11.8 Amendments to Security Documents.

The Trustee and the Second Lien Collateral Agent, at the direction of the Issuer and without the consent of the Holders, may from time to time enter into one or more amendments to the Security Documents to (i) cure any ambiguity, omission, defect or inconsistency therein (which may include a release of Collateral), (ii) add to the Second Lien Collateral or (iii) make any other change thereto that does not adversely affect the Holders, the Trustee or the Second Lien Collateral Agent.
SECTION 11.9 Impairment of security interest.
None of the Issuer or any Restricted Subsidiaries will (i) take or omit to take any action which would materially adversely affect or impair the Liens in favor of the Second Lien Collateral Agent and the Holders of Notes with respect to the Collateral, (ii) grant any Person, or permit any Person to retain (other than the First Lien Collateral Agent and the Second Lien Collateral Agent), any Liens on the Second Lien Collateral, other than Permitted Liens or (iii) enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Debt of any Person in a manner that conflicts with this Indenture, the Notes, the Note Guarantees and the Security Documents.
The Issuer and each Guarantor will, at its sole cost and expense, execute and deliver all such agreements and instruments as necessary, or as the Trustee or the Second Lien Collateral Agent reasonably requests, to more fully or accurately describe the assets and property intended to be Collateral or the obligations intended to be secured by the Security Documents.
SECTION 11.10. Maintenance of Collateral; Further Assurances.
(i) The Company and the Guarantors shall maintain the Collateral in good, safe and insurable operating order, condition and repair (ordinary wear and tear excepted) and to do all other acts as may be reasonably necessary or appropriate to maintain and preserve the Collateral. The Company and the Guarantors shall pay all taxes, and maintain in full force and effect all material permits and insurance in amounts that insures against such losses and risks as are reasonable for the type and size of the business of the Company and the Guarantors.
(ii) The Company and the Guarantors shall, at their sole expense, execute and deliver, or cause to be executed and delivered, any and all further documents, financing statements, agreements and instruments, and take or cause to be taken all further actions that may be required under the Security Documents or applicable law, or that the Second Lien Collateral Agent or the Trustee may request, in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral for the benefit of the Holders of the Notes and the Trustee and the holders of any Permitted Additional Pari Passu Secured Obligations, in each case, to the extent required by this Indenture, the Security Documents and the agreements governing the Permitted Additional Pari Passu Secured Obligations, and to otherwise effectuate the provisions or purposes of this Indenture and the Security Documents.
SECTION 11.11. After-Acquired Property.

If the Issuer or any Guarantor acquires property that is not automatically subject to a perfected security interest or Lien under the Security Documents and such property would be of the type that is required to be pledged as Collateral under this Indenture and the Security Documents, or a Restricted Subsidiary becomes a Guarantor, then such Issuer or such Guarantor, as the case may be, will reasonably promptly provide security interests in and Liens on such property (or, in the case of a new Guarantor, all of its assets constituting Collateral under this Indenture and the Security Documents), subject to Permitted Liens, in favor of the Second Lien Collateral Agent for its benefit and the benefit of the Trustee and the Holders of the Notes and deliver certain joinder agreements and/or certificates in respect thereof as required by this Indenture and the Security Documents and take all actions required by the Security Documents to perfect the Liens created.
SECTION 11.12. Information Regarding Collateral.
The Company will furnish to the Second Lien Collateral Agent, with respect to the Company or any Guarantor, promptly (and in any event within 30 days of such change), written notice of any change in such Person’s (i) legal name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) legal identification number. The Company and the Guarantors will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code and any other applicable laws that are required by this Indenture and/or the Security Documents in order for the Collateral to be made subject to the Lien of the Second Lien Collateral Agent under this Indenture and/or the Security Documents in the manner and to the extent required by this Indenture or any of the Security Documents and shall take all necessary action so that such Lien is perfected with the same priority as immediately prior to such change to the extent required by this Indenture and/or the Security Documents. The Issuer shall also promptly notify the Collateral Agent if any material portion of the Collateral is damaged, destroyed or condemned.
SECTION 11.13. Intercreditor Agreement.
(a)    This Article 11 and the Security Documents are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement.  Notwithstanding anything herein to the contrary, the lien and security interest granted to the Second Lien Collateral Agent pursuant to this Indenture and the Security Documents and the exercise of any right or remedy by the Second Lien Collateral Agent hereunder and thereunder are subject to the provisions of the Intercreditor Agreement.  In the event of any conflict between the terms of the Intercreditor Agreement and this Indenture, the terms of the Intercreditor Agreement shall govern.
(b)    If Debt is incurred under SECTION 4.9 and such Debt is secured on a pari passu basis by any Collateral held by the First Lien Collateral Agent and the Notes and the Note Guarantees are secured by any such asset that qualifies as Collateral, then the Second Lien Collateral Agent, at the request of the Issuer and upon receipt of an Officer’s Certificate confirming that such intercreditor agreement or amendment or supplement is authorized or permitted hereunder and that all conditions precedent to such execution have been satisfied, upon which the Second Lien Collateral Agent can conclusively rely, will enter into an intercreditor agreement with customary terms and provisions (as determined by the Issuer, it being understood and agreed that the terms and provisions of the Intercreditor Agreement are customary for their purpose) or an amendment or supplement to the Intercreditor Agreement, with the representative of holders of such Debt and the First Lien Collateral Agent.
(c)    If Debt is incurred under SECTION 4.9 and such Debt is secured on a pari passu basis by any Collateral, then the Second Lien Collateral Agent, at the request of the Issuer and upon receipt of an Officer’s Certificate confirming that such intercreditor agreement or amendment or supplement is authorized or permitted hereunder and that all conditions precedent to such execution have been satisfied, upon which the Second Lien Collateral Agent can conclusively rely, will enter into an intercreditor agreement with customary terms and provisions (as determined by the Issuer) or an amendment or supplement to the Intercreditor Agreement, with the representative of the holders of such Debt and the First Lien Collateral Agent.
ARTICLE XII
MISCELLANEOUS
SECTION 12.1 [Reserved].
SECTION 12.2 Notices.
Any notice or communication by the Issuer, any Guarantor, the Trustee or the Second Lien Collateral Agent to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others address:
If to the Issuer or any Guarantor:
Triumph Group, Inc.
899 Cassatt Road, Suite 210
Berwyn, PA 19312
Facsimile: (610) 251-1555
Attention: General Counsel
With a copy to:
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103-2921
Facsimile: (215) 963-5001
Attention: James W. McKenzie, Jr.
Andrew T. Budreika
If to the Trustee or the Second Lien Collateral Agent:
U.S. Bank National Association
100 Wall Street, Suite 600

New York, NY 10005
Attention: Global Corporate Trust
and
U.S. Bank National Association
Corporate Trust Services
Two Liberty Place
50 South 16th Street, Suite 2000
Mail Station: EX-PA-WBSP
Philadelphia, PA 19102
Facsimile: (215) 761-9412
Attention: George J. Rayzis
The Issuer, the Guarantors, the Trustee and the Second Lien Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders, the Trustee and the Second Lien Collateral Agent) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; 5 Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier promising next Business Day delivery.
Any notice or communication to a Holder shall be sent electronically or mailed by first class mail or by overnight air courier promising next Business Day delivery to its address shown on the register kept by the Registrar. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
If a notice or communication is mailed or delivered in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notices or communications given to the Trustee or the Second Lien Collateral Agent, which shall be effective only upon actual receipt.
If the Issuer mails or delivers a notice or communication to Holders, it shall mail or deliver a copy to the Trustee, the Second Lien Collateral Agent and, in each case, each Agent at the same time.
SECTION 12.3. [Reserved].
SECTION 12.4. Certificate and Opinion as to Conditions Precedent.
Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (other than the initial issuance of the Notes), the Issuer shall furnish to the Trustee upon request:

(a)an Officer’s Certificate (which shall include the statements set forth in SECTION 12.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(b)an Opinion of Counsel (which shall include the statements set forth in SECTION 12.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.
SECTION 12.5. Statements Required in Certificate or Opinion.
Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture and shall include:
(a)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
SECTION 12.6. Rules by Trustee and Agents.
The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
SECTION 12.7. No Personal Liability of Directors, Officers, Employees, Stockholders, the Trustee and the Second Lien Collateral Agent.
No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of the Company or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of the Issuer under the Notes, any Note Guarantee or this Indenture by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator.
No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of the Company or the Guarantors on the Notes or under this Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee or the Second Lien Collateral Agent, in each case in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee or the Second Lien Collateral Agent, each in its individual capacity, or (iii) any holder of equity in the Trustee or the Second Lien Collateral Agent . Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.
SECTION 12.8. Governing Law.
THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 12.9. No Adverse Interpretation of Other Agreements.
This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
SECTION 12.10. Successors.
All agreements of the Issuer and the Guarantors in this Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee and the Second Lien Collateral Agent in this Indenture shall bind its successors and assigns.
SECTION 12.11. Severability.
In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 12.12. Counterpart Originals.
The parties may sign any number of counterparts of this Indenture. Each signed counterpart shall be an original, but all of them together represent the same agreement.
SECTION 12.13. Table of Contents, Headings, Etc.
The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
SECTION 12.14. Trust Indenture Act.
This Indenture shall not be subject to any provision or requirements of the TIA.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.
TRIUMPH GROUP, INC.

By:    /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title: Senior Vice President and Chief Financial Officer

[Indenture]
IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first above written.
HT PARTS, L.L.C.
NU-TECH BRANDS, INC.
THE MEXMIL HOLDING COMPANY, LLC
THE TRIUMPH GROUP OPERATIONS, INC.

TRIUMPH ACCESSORY SERVICES - GRAND PRAIRIE, INC.
TRIUMPH ACTUATION SYSTEMS - CONNECTICUT, LLC
TRIUMPH ACTUATION SYSTEMS - VALENCIA, INC.
TRIUMPH ACTUATION SYSTEMS - YAKIMA, LLC
TRIUMPH ACTUATION SYSTEMS, LLC
TRIUMPH AEROSPACE SYSTEMS GROUP, LLC
TRIUMPH AEROSTRUCTURES - TULSA, LLC
TRIUMPH AEROSTRUCTURES HOLDINGS, LLC
TRIUMPH AEROSTRUCTURES, LLC
TRIUMPH AFTERMARKET SERVICES GROUP, LLC
TRIUMPH AIRBORNE STRUCTURES, LLC
TRIUMPH AVIATIONS INC.
TRIUMPH BRANDS, INC.
TRIUMPH COMPOSITE SYSTEMS, INC.
TRIUMPH CONTROLS, LLC
TRIUMPH ENGINE CONTROL HOLDINGS, INC.
TRIUMPH ENGINE CONTROL SYSTEMS, LLC
TRIUMPH ENGINEERED SOLUTIONS, INC.
TRIUMPH ENGINEERING SERVICES, INC.
TRIUMPH FABRICATIONS - ORANGEBURG, INC.
TRIUMPH GEAR SYSTEMS - MACOMB, INC.
TRIUMPH GEAR SYSTEMS, INC.
TRIUMPH GROUP ACQUISITION CORP.
TRIUMPH GROUP ACQUISITION FINANCING, LLC
TRIUMPH GROUP ACQUISITION HOLDINGS, INC.
TRIUMPH GROUP HOLDINGS - MEXICO, LLC
TRIUMPH GROUP INVESTMENT - MEXICO, LLC
TRIUMPH INSTRUMENTS - BURBANK, INC.
TRIUMPH INSTRUMENTS, INC.

TRIUMPH INSULATION SYSTEMS, LLC
TRIUMPH INTEGRATED AIRCRAFT INTERIORS, INC.
TRIUMPH INVESTMENT HOLDINGS, INC.
TRIUMPH METALS COMPANY
TRIUMPH PRECISION CASTINGS CO.
TRIUMPH REAL ESTATE - MEXICO, LLC
TRIUMPH STRUCTURES - KANSAS CITY, INC.
TRIUMPH STRUCTURES - WICHITA, INC.
TRIUMPH THERMAL SYSTEMS - MARYLAND, INC.
TRIUMPH THERMAL SYSTEMS, LLC
TRIUMPH TURBINE SERVICES, INC.
VAC INDUSTRIES, INC.

as Guarantors

By:    /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title: Authorized Signatory

TRIUMPH GROUP ACQUISITION CORP.
NU-TECH BRANDS, INC.
as Guarantors

By:    /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title: Authorized Signatory

THE TRIUMPH GROUP OPERATIONS INC.
as Guarantors

By:    /s/ James F. McCabe, Jr.
Name:    James F. McCabe, Jr.
Title: Authorized Signatory

[Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee and Second Lien Collateral Agent

By:        /s/ George J. Rayzis
Name:    George J. Rayzis
Title:    Vice President

EXHIBIT A

FORM OF 6.250% SENIOR SECURED NOTE
(Face of Note)
6.250% Senior Secured Notes due 2024

[Global Notes Legend]

[Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

[Restricted Notes Legend]

[Insert the Restricted Notes Legend, if applicable, pursuant to the provisions of the Indenture]

TRIUMPH GROUP, INC.
6.250% SENIOR SECURED NOTES DUE 2024
No. ______                    $____________
[144A CUSIP: 896818 AQ4
144A ISIN: US896818AQ45]
[REG S CUSIP: U8968G AF1
REG S ISIN: USU8968GAF10
IAI CUSIP: 896818 AR2
IAI ISIN: US896818AR28]

Triumph Group, Inc. promises to pay to CEDE & CO., or registered assigns, the principal sum of _________ Dollars ($___________) on September 15, 2024.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1
Reference is made to further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.
Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual or facsimile signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

In WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: [•]
TRIUMPH GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes
referred to in the within-mentioned Indenture:

Dated: [•]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

(Reverse of Note)
6.250% Senior Secured Notes due 2024
TRIUMPH GROUP, INC.
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)	Interest.
Triumph Group, Inc., a Delaware corporation, or its successor (together, “Triumph” or the “Company”), promises to pay interest on the principal amount of this Note (the “Notes”) at a fixed rate. Triumph will pay interest in United States dollars (except as otherwise provided herein) semiannually in arrears on March 15 and September 15, of each year, commencing on March 15, 2020 or, if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including September 23, 2019; provided that if there is no existing Default or Event of Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date (but after March 15, 2020), interest shall accrue from such next succeeding Interest Payment Date, except in the case of the original issuance of the Notes, in which case interest shall accrue from the date of authentication. Triumph shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months. The interest rate on the Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application.
(2)Method of Payment. Triumph will pay interest on the Notes (except defaulted interest) on the applicable Interest Payment Date to the Persons who are registered Holders of the Notes at the close of business on the March 1 and September 1 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in SECTION 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium and interest at the office or agency of Triumph maintained for such purpose within or without the City and State of New York, or, at the option of Triumph, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of, premium, if any, and interest on, all Global Notes and all other Notes the Holders of which shall have provided written wire transfer instructions to Triumph and the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Any payments of principal of and interest on this Note prior to Stated Maturity shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. The amount due and payable at the maturity of this Note shall be payable only upon presentation and surrender of this Note at an office of the Trustee or the Trustee’s agent appointed for such purposes.
(3)Paying Agent and Registrar. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. Triumph may change any Paying Agent or Registrar without notice to any Holder. Triumph or any of its Restricted Subsidiaries may act in any such capacity.
(4)Indenture. Triumph issued the Notes under an Indenture, dated as of September 23, 2019 (the “Indenture”), among Triumph, the Guarantors and the Trustee. To the extent the provisions of this Note are inconsistent with the provisions of the Indenture, the Indenture shall govern. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. The Notes issued on the Issue Date are senior secured Obligations of Triumph limited to $525,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay premium and interest on outstanding Notes as set forth in Paragraph 2 hereof. The Indenture permits the issuance of Additional Notes subject to compliance with certain conditions.
The payment of principal and interest on the Notes is unconditionally guaranteed on a senior basis by the Guarantors.
(5)Optional Redemption.
(a)The Notes may be redeemed, in whole or in part, at any time or from time to time prior to September 15, 2020, at the option of Triumph upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail (and/or, to the extent permitted by applicable procedures or regulations, electronically) to each Holder’s registered address, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to, but not including, the applicable redemption date (subject to the right of registered Holders of the Notes on a relevant record date to receive interest due on a relevant interest payment date).
(b)The Notes are subject to redemption, at the option of Triumph, in whole or in part, at any time or from time to time on or after September 15, 2020, upon not less than 30 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of registered Holders of the Notes on a relevant record date to receive interest due on a relevant interest payment date), if redeemed during the 12-month period beginning on September 15 of the years indicated:

Year	Percentage
2020	103.125%
2021	101.563%
2022 and thereafter	100.000%
(c)In addition to the optional redemption provisions of the Notes in accordance with the provisions of the preceding paragraphs, prior to September 15, 2020, Triumph may at its option, with the net proceeds of one or more Qualified Equity Offerings, redeem up to 40% of the aggregate principal amount of the outstanding Notes (including Additional Notes) at a Redemption Price equal to 106.25% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption (subject to the right of registered Holders of the Notes of record on the relevant record date to receive interest due on a relevant interest payment date); provided that at least 60% of the principal amount of Notes (including Additional Notes) issued under the Indenture remains outstanding immediately after the occurrence of any such redemption (excluding Notes held by Triumph or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
(6)Mandatory Redemption. Triumph shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
(7)Repurchase at Option of Holder.
(a)    Upon the occurrence of a Change of Control, unless Triumph has exercised its right to redeem all of the Notes pursuant to SECTION 3.7 of the Indenture, Triumph will make an Offer to Purchase for all of the outstanding Notes at a purchase price in cash equal to 101.000% of the principal amount tendered, together with accrued interest, if any, to but not including the date of purchase. Within 60 days following any Change of Control, Triumph will mail or deliver a notice to each Holder describing the transaction or transactions that constitute the Change of Control setting forth the procedures governing the Offer to Purchase required by the Indenture.
(b)    Upon the occurrence of certain Asset Sales, Triumph may be required to offer to purchase the Notes.
(c)    Holders of the Notes that are the subject of an Offer to Purchase will receive notice of an Offer to Purchase pursuant to an Asset Sale or a Change of Control from Triumph prior to any related Purchase Date and may elect to have such Notes purchased by completing the form titled “Option of Holder to Elect Purchase” appearing below.
(8)Notice of Redemption. Notice of redemption shall be delivered at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in a minimum amount of $2,000 principal amount (and integral multiples of $1,000 in excess thereof), unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date, interest ceases to accrue on the Notes or portions hereof called for redemption. Any notice of redemption may, at the Company’s discretion, be subject to one or more conditions precedent, including the completion of a Qualified Equity Offering or other corporate event.
(9)Denominations, Transfer, Exchange. The Notes are in registered form without coupons in initial denominations of $2,000 and any integral multiple of $1,000 in excess thereof. The transfer of the Notes may be registered and the Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and Triumph may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. Triumph need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.
(10)Persons Deemed Owners. The registered holder of a Note may be treated as its owner for all purposes.
(11)Amendment, Supplement and Waiver. Subject to the following paragraphs, the Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including, without limitation, consents obtained in connection with a purchase of or tender offer or exchange offer for Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including consents obtained in connection with a tender offer or exchange offer for the Notes.
Without the consent of any Holders, Triumph, the Guarantors, the Trustee and the Second Lien Collateral Agent, as applicable, at any time and from time to time, may enter into one or more indentures supplemental to the Indenture or other documents or instruments to amend or supplement the Security Documents for any of the following purposes:
(1)to evidence the succession of another Person to Triumph and the assumption by any such Successor Entity of the covenants of Triumph in the Indenture, the Note Guarantees, and the Notes and the Security Documents;
(2)to add to the covenants of Triumph for the benefit of the Holders, or to surrender any right or power herein conferred upon Triumph;
(3)to add additional Events of Default;
(4)to provide for uncertificated Notes in addition to or in place of the certificated Notes;

(5)to evidence and provide for the acceptance of appointment under the Indenture by a successor Trustee or under the Security Documents of a successor Second Lien Collateral Agent thereunder, pursuant to the requirements thereof;
(6)to provide for or confirm the issuance of Additional Notes in accordance with the terms of the Indenture;
(7)to add a Guarantor or to release a Guarantor in accordance with the Indenture;
(8)to cure any ambiguity, defect, omission, mistake or inconsistency;
(9)to make any other provisions with respect to matters or questions arising under the Indenture; provided that such actions pursuant to this clause (9) shall not adversely affect the interests of the Holders in any material respect, as determined in good faith by the Board of Directors of Triumph;
(10)to conform the text of the Indenture, the Notes or the Security Documents to any provision of the “Description of notes” in the Offering Memorandum to the extent that the Trustee has received an Officer’s Certificate stating that such text constitutes an unintended conflict with the description of the corresponding provision in the “Description of Notes”;
(11)to effect or maintain the qualification of the Indenture under the TIA;
(12)to add additional assets as Collateral or grant any Lien in favor of the Second Lien Collateral Agent to secure the Notes and/or the related Guarantees;
(13)to confirm and evidence the release, termination, discharge or retaking of any guarantee or Lien with respect to or securing the Notes when such release, termination, discharge or retaking is provided for under the Indenture or the Security Documents; or
(14)to provide for the accession of any parties to the Security Documents (and other amendments that are administrative or ministerial in nature) in connection with an incurrence of additional First Lien Obligations or Second Lien Obligations permitted by the Indenture and the Security Documents and to provide for an intercreditor agreement with creditors for whom a junior lien on the Collateral is to be granted.
In addition, the Holders will be deemed to have consented for purposes of the Security Documents to any of the following amendments, waivers and other modifications to the Security Documents:
(1)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding Permitted Additional Pari Passu Secured Obligations that are incurred in compliance with the Credit Agreement, the Indenture and the Security Documents and (B) to establish that the Liens on any Collateral securing such Permitted Additional Pari

Passu Secured Obligations shall rank equally under the Intercreditor Agreement with the Liens on such Collateral securing the obligations under the Indenture, the Notes and the Note Guarantees and junior and subordinated to the Liens on such Collateral securing any First Lien Obligations, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment;
(2)    (A) to add other parties (or any authorized agent thereof or trustee therefor) holding First Lien Obligations that are incurred in compliance with the Credit Agreement, the Indenture and the Security Documents and (B) to establish that the Liens on any Collateral securing such First Lien Obligations shall rank equally under the Intercreditor Agreement with the Liens on such Collateral securing the obligations under the Credit Agreement and senior to the Liens on such Collateral securing any obligations under the Indenture, the Notes and the Note Guarantees, all on the terms provided for in the Intercreditor Agreement as in effect immediately prior to such amendment;
(3)    to establish that the Liens on any Collateral securing any Debt replacing the Credit Agreement permitted to be Incurred under SECTION 4.9 of the Indenture that represent First Lien Obligations shall be senior to the Liens on such Collateral securing any obligations under the Indenture, the Notes and the Note Guarantees, which obligations shall continue to be secured on a second-priority basis on the Collateral;
(4)    to effectuate the release of any Guarantor and/or Collateral in accordance with the terms of the Indenture and the Security Documents, as applicable; and
(5)    upon any cancellation or termination of the Credit Agreement and all other First Lien Obligations without a replacement thereof, to establish that the Collateral securing the Notes and the Note Guarantees shall become first priority Collateral, except as set forth under SECTION 11.3 of the Indenture.
With the consent of the Holders of not less than a majority in aggregate principal amount of the outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), but excluding any consents obtained in respect of Notes beneficially owned by the Company or its Affiliates), the Issuer, the Guarantors, the Trustee and the Second Lien Collateral Agent, as applicable, may enter into an indenture or indentures supplemental to the Indenture or other documents or instruments to amend or supplement the Security Documents for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture, the Security Documents or the Notes or of modifying in any manner the rights of the Holders of the Notes under the Indenture or the Security Documents, including the definitions herein; provided, however, that no such supplemental indenture or other documents or instruments shall, without the consent of the Holder of each outstanding Note affected thereby:
(1)    change the Stated Maturity of any Note or of any installment of interest on any Note, or reduce the amount payable in respect of the principal thereof or the rate of interest thereon or any premium payable thereon, or reduce the amount that would be due and payable on acceleration of the maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, or change the date on which any Notes may be subject to redemption or reduce the Redemption Price therefor,
(2)    reduce the percentage in aggregate principal amount of the outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture,
(3)    modify the obligations of Triumph to make Offers to Purchase upon a Change of Control or from the Excess Proceeds of Asset Sales if such modification is made after the time that the Company is required to make an Offer to Purchase in connection with a Change of Control or such Asset Sale,
(4)    modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner adverse to the Holders of the Notes,
(5)    modify any of the provisions of this paragraph or provisions relating to waiver of defaults or certain covenants, except to increase any such percentage required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby, or
(6)    release any Note Guarantees required to be maintained under the Indenture (other than in accordance with the terms of the Indenture).
The Holders of not less than a majority in aggregate principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default under the Indenture and its consequences, except a default:
(1)    in any payment in respect of the principal of (or premium, if any) or interest on any Notes (including any Note which is required to have been purchased pursuant to an Offer to Purchase which has been made by Triumph), or
(2)    in respect of a covenant or provision hereof which under the Indenture or the Security Documents cannot be modified or amended without the consent of the Holder of each outstanding Note affected, each of which, for the avoidance of doubt, shall require the consent of all the Holders of the Notes outstanding.
In addition, except pursuant to the clauses set forth above, without the consent of the Holders of at least 66 and 1/2% of the principal amount of the outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, but excluding any consents obtained in respect of Notes beneficially owned by the Company or its Affiliates), no amendment, supplement or waiver may modify any Security Document or the provisions in this Indenture dealing with the Collateral or the Security Documents that would have the impact of releasing all or substantially all of the Collateral from the Liens of the Security Documents (except as permitted by the terms of this Indenture and the Security Documents) or change or alter the priority of the security interests in the Collateral.
(12)Defaults and Remedies. Events of Default include:
(1)    default in the payment in respect of the principal of (or premium, if any, on) any Note when due and payable (whether at Stated Maturity or upon repurchase, acceleration, optional redemption or otherwise);
(2)    default in the payment of any interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days;
(3)    except as permitted by the Indenture, any Note Guarantee of any Significant Subsidiary required to be a Guarantor pursuant to the Indenture (or any group of Restricted Subsidiaries required to be Guarantors pursuant to the Indenture that, taken together, would constitute a Significant Subsidiary), shall for any reason cease to be, or it shall be asserted by any Guarantor or Triumph not to be, in full force and effect and enforceable in accordance with its terms;
(4)    default in the performance, or breach, of any covenant or agreement (including the Company’s obligations pursuant to SECTION 4.14 of the Indenture) of Triumph or any Guarantor in the Indenture or the Security Documents (other than a covenant or agreement a default in whose performance or whose breach is addressed in clauses (1), (2) or (3) above), and continuance of such default or breach for a period of 60 days after written notice thereof has been given to Triumph by the Trustee or to Triumph and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding Notes;
(5)    a default or defaults under any bonds, debentures, notes or other evidences of Debt (other than the Notes) by Triumph or any Restricted Subsidiary having, individually or in the aggregate, a principal or similar amount outstanding of at least $50.0 million, whether such Debt now exists or shall hereafter be created, which default or defaults (A) shall have resulted in the acceleration of the maturity of such Debt prior to its express maturity or (B) shall constitute a failure to pay principal of at least $50.0 million on such Debt when due and payable after the expiration of any applicable grace period with respect thereto;
(6)    the entry against Triumph or any Restricted Subsidiary that is a Significant Subsidiary of a final judgment or final judgments for the payment of money in an aggregate amount in excess of $50.0 million, by a court or courts of competent jurisdiction, which judgments remain undischarged, unwaived, unstayed, unbonded or unsatisfied for a period of 60 consecutive days;

(7)    (i)    Triumph or any Significant Subsidiary or any group of Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
(a)commences a voluntary case,
(b)consents to the entry of an order for relief against it in an involuntary case,
(c)consents to the appointment of a custodian of it or for all or substantially all of its property,
(d)makes a general assignment for the benefit of its creditors, or
(e)generally is not paying its debts as they become due; or
(ii)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(a)    is for relief against Triumph or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case;
(b)    appoints a custodian of Triumph or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of Triumph or any of its Restricted Subsidiaries; or
(c)    orders the liquidation of Triumph or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
and the order or decree remains unstayed and in effect for 60 consecutive days; or
(8)    (i) any Security Document ceases to be in full force and effect (except as permitted by the terms of the Indenture or the Security Documents) for a period of 30 days after the Company or any Guarantor receives notice thereof, (ii) any of the Security Documents ceases to give the Holders a valid, perfected security interest (except as permitted by the terms of the Indenture or the Security Documents) for a period of 30 days after the Company or any Guarantor receives notice thereof or (iii) the Company or any Guarantor fails to grant and perfect any security interest required by the Security Documents to be so granted and perfected, in each case with respect to Collateral having a fair market value in excess of $10.0 million in the aggregate with respect to clauses (i), (ii) and (iii) hereof.
If an Event of Default (other than an Event of Default specified in clause (7) above with respect to Triumph) occurs and is continuing, then and in every such case the Trustee or the

Holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes and any accrued interest on the Notes to be due and payable immediately by a notice in writing to Triumph (and to the Trustee if given by Holders); provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, (other than the nonpayment of accelerated principal, premium, if any, of or interest on the Notes) have been cured or waived as provided in the Indenture.
In the event of a declaration of acceleration of the Notes solely because an Event of Default described in clause (5) above has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically rescinded and annulled if the event of default or payment default triggering such Event of Default pursuant to clause (5) shall be remedied or cured by Triumph or a Restricted Subsidiary of Triumph or waived by the holders of the relevant Debt within 20 Business Days after the declaration of acceleration with respect thereto and if the rescission and annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction obtained by the Trustee for the payment of amounts due on the Notes.
If an Event of Default specified in clause (7) above occurs with respect to Triumph, the principal of and any accrued interest on the Notes then outstanding shall ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. For further information as to waiver of defaults, see Article IX of the Indenture. The Trustee may withhold from Holders notice of any Default (except Default in payment of principal of, premium, if any, and interest) if the Trustee determines that withholding notice is in the best interest of the Holders.
No Holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request to the Trustee, and provided indemnity reasonably satisfactory to the Trustee, to institute such proceeding as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. Such limitations do not apply, however, to a suit instituted by a Holder of a Note directly (as opposed to through the Trustee) for enforcement of payment of the principal of (and premium, if any) or interest on such Note on or after the respective due dates expressed in such Note.
Triumph will be required to furnish to the Trustee annually a statement as to the performance of certain obligations under the Indenture and as to any default in such performance. Triumph also is required to notify the Trustee within 5 Business Days after it becomes aware of the occurrence of any Default or Event of Default.
(13)Trustee Dealings with Triumph. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for Triumph, the

Guarantors or their respective Affiliates, and may otherwise deal with Triumph, the Guarantors or their respective Affiliates, as if it were not the Trustee.
(14)No Recourse Against Others. No director, officer, employee, stockholder, general or limited partner or incorporator, past, present or future, of Triumph or any of its Subsidiaries, as such or in such capacity, shall have any personal liability for any obligations of Triumph under the Notes, any Note Guarantee, the Indenture or the Security Documents by reason of his, her or its status as such director, officer, employee, stockholder, general or limited partner or incorporator. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.
No recourse may, to the full extent permitted by applicable law, be taken, directly or indirectly, with respect to the obligations of Triumph or the Guarantors on the Notes or under the Indenture or any related documents, any certificate or other writing delivered in connection therewith, against (i) the Trustee in its individual capacity, or (ii) any partner, owner, beneficiary, agent, officer, director, employee, agent, successor or assign of the Trustee, each in its individual capacity, or (iii) any holder of equity in the Trustee.
(15)Authentication. This Note shall not be valid until authenticated by the manual or facsimile signature of the Trustee or an authenticating agent.
(16)Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
(17)CUSIP, ISIN Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, Triumph has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP, ISIN or other similar numbers in notices of redemption as a convenience to the Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
(18)THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES, IF ANY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY
Triumph shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Triumph Group, Inc.
899 Cassatt Road, Suite 210
Berwyn, PA 19312
Attention: General Counsel

ASSIGNMENT FORM
To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to
_______________________
(Insert assignee’s soc. sec. or tax I.D. no.)
_______________________
_______________________
_______________________
(Print or type assignee’s name, address and zip code)
and irrevocably appoint __________________________________________________________ to transfer this Note on the books of Triumph. The agent may substitute another to act for him.
Date:    ___________________
Your Signature: ___________________________ (Sign exactly as your name appears on the face of this Note)

Signature guarantee: _______________
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by Triumph pursuant to 4.10 (Asset Sale) or 4.14 (Change of Control) of the Indenture, check the box below:
[ ] SECTION 4.10 [ ] SECTION 4.14
If you want to elect to have only part of the Note purchased by Triumph pursuant to SECTION 4.10 or 4.14 of the Indenture, state the amount you elect to have purchased:
$___________________

Date: _______________________        Your Signature: ___________________________
(Sign exactly as your name appears on the Note)

Tax Identification Number:__________________

Signature guarantee:_______________
Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

CERTIFICATE TO BE DELIVERED UPON
EXCHANGE OR REGISTRATION
OF RESTRICTED NOTES
Triumph Group, Inc.
899 Cassatt Road, Suite 210
Berwyn, PA 19312
Attention: General Counsel
U.S. Bank National Association
Corporate Trust Services
Two Liberty Place
50 South 16th Street, Suite 2000
Mail Station: EX-PA-WBSP
Philadelphia, PA 19102
Facsimile: (215) 761-9412
Attention: George J. Rayzis
Re:    Triumph Group, Inc. 6.250% Senior Secured Notes due 2024
CUSIP # 896818 AQ4 or U8968G AF1
Reference is hereby made to that certain Indenture dated September 23, 2019 (the “Indenture”) among Triumph Group, Inc. (“Triumph”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used but not defined herein shall have the meanings set forth in the Indenture.
This certificate relates to $________ principal amount of Notes held in (check applicable space)______ book-entry or_______ definitive form by the undersigned.
The undersigned ___________________ (transferor) (check one box below):
[ ] hereby requests the Registrar to deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Note or Notes in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Note (or the portion thereof indicated above), in accordance with SECTION 2.6 of the Indenture;
[ ] hereby requests the Trustee to exchange or register the transfer of a Note or Notes to _______________ (transferee).
In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the periods referred to in Rule 144(d) under the Securities Act of 1933, as amended, the undersigned confirms that such Notes are being transferred in accordance with its terms:

CHECK ONE BOX BELOW:
[ ] (1) to Triumph or any of its subsidiaries, subject to SECTION 2.6 of the Indenture; or
[ ] (2) inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act of 1933, as amended) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A under the Securities Act of 1933, as amended, in each case pursuant to and in compliance with Rule 144A thereunder; or
[ ] (3) pursuant to offers and sales to non-U.S. persons that occur outside the United States within the meaning of Regulation S under the Securities Act (and if the transfer is being made prior to the expiration of the Distribution Compliance Period, the Notes shall be held immediately thereafter through Euroclear or Clearstream); or
[ ] (4) to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements; or
[ ] (5) pursuant to an effective registration statement under the Securities Act of 1933, as amended; or
[ ] (6) pursuant to Rule 144 under the Securities Act; or
[ ] (7) pursuant to another available exemption from registration under the Securities Act.
Unless one of the boxes is checked, the Registrar will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5), (6) or (7) is checked, the Company may require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Signature

Signature Guarantee: ____________________________
(Signature must be guaranteed by a participant
in a recognized signature guarantee medallion program)

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

[Name of Transferee]
Dated: _______________________        ____________________________________
NOTICE: To be executed by an executive officer

SCHEDULE A
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE
The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for other 6.250% Senior Secured Notes have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following Such Decrease (or Increase)	Signature of Authorized Officer of Trustee or Note Custodian

EXHIBIT B-1
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS PURSUANT TO RULE 144A]
Triumph Group, Inc.
899 Cassatt Road, Suite 210
Berwyn, PA 19312
Attention: General Counsel
U.S. Bank National Association
Corporate Trust Services
Two Liberty Place
50 South 16th Street, Suite 2000
Mail Station: EX-PA-WBSP
Philadelphia, PA 19102
Facsimile: (215) 761-9412
Attention: George J. Rayzis
Re:    Triumph Group, Inc. 6.250% Senior Secured Notes due 2024 (the “Notes”)
Ladies and Gentlemen:
In connection with our proposed sale of $__________ aggregate principal amount at maturity of the Notes, we hereby certify that such transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we hereby further certify that the Notes are being transferred to a person that we reasonably believe is purchasing the Notes for its own account, or for one or more accounts with respect to which such person exercises sole investment discretion, and such person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Notes are being transferred in compliance with any applicable blue sky securities laws of any state of the United States.

You and Triumph Group, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee: __________________

(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)

EXHIBIT B-2
[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS TO IAIs]
Triumph Group, Inc.
899 Cassatt Road, Suite 210
Berwyn, PA 19312
Attention: General Counsel
U.S. Bank National Association
Corporate Trust Services
Two Liberty Place
50 South 16th Street, Suite 2000
Mail Station: EX-PA-WBSP
Philadelphia, PA 19102
Facsimile: (215) 761-9412
Attention: George J. Rayzis
Re:    Triumph Group, Inc. 6.250% Senior Secured Notes due 2024 (the “Notes”)
Ladies and Gentlemen:
1. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)), purchasing for our own account or for the account of such an institutional “accredited investor” at least $250,000 principal amount of the Notes, and we are acquiring the Notes, for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we invest in or purchase securities similar to the Notes in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.
2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is one year after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only in accordance with the Restricted Notes Legend (as such term is defined in the indenture under which the Notes were issued) on the Notes and any applicable securities laws of any state of the United States. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company reserves the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Notes with respect to applicable transfers described in the Restricted Notes Legend to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company.
You and Triumph Group, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.
Very truly yours,

[Name of Transferor]

By:
Authorized Signature

EXHIBIT C

[FORM OF CERTIFICATE TO BE DELIVERED
IN CONNECTION WITH TRANSFERS
PURSUANT TO REGULATION S]
Triumph Group, Inc.
899 Cassatt Road, Suite 210
Berwyn, PA 19312
Attention: General Counsel
U.S. Bank National Association
Corporate Trust Services
Two Liberty Place
50 South 16th Street, Suite 2000
Mail Station: EX-PA-WBSP
Philadelphia, PA 19102
Facsimile: (215) 761-9412
Attention: George J. Rayzis
Re:    Triumph Group, Inc. 6.250% Senior Secured Notes due 2024 (the “Notes”)
Ladies and Gentlemen:
In connection with our proposed sale of $_________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:
(1) the offer of the Notes was not made to a person in the United States;
(2) either (a) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;
(3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable; and
(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(b) or Rule 904(b) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(b) or Rule 904(b), as the case may be.
Triumph Group, Inc. and you are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.
Very truly yours,

[Name of Transferor]

By:
Authorized Signature

Signature guarantee: _______________________
(Signature must be guaranteed by a participant in a recognized signature guarantee medallion program)